Exhibit 99.1

News Release

Contact:

Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

October 22, 2009

SUNTRUST REPORTS THIRD QUARTER RESULTS

Results Reflect Continued Recessionary Pressures; Company Cites “Encouraging Business Trends”

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported a net loss available to common shareholders for the third quarter of 2009 of $377.1 million, compared to net income available to common shareholders of $304.4 million in the third quarter of 2008. Net loss per average common share was $0.76 compared to net income per average common diluted share of $0.87 in the third quarter of 2008. Included in the current quarter was $131.3 million, or $0.16 per common share, of mark-to-market losses on the Company’s public debt and related hedges carried at fair value.

The decline in earnings compared to the third quarter of 2008 was primarily attributable to the $390.8 million after-tax increase in the provision for loan losses and a $292.8 million after-tax increase in valuation losses associated with the fair value of the Company’s public debt. The net loss for the third quarter was $133.5 million higher than the previous quarter, driven primarily by a $106.5 million after-tax increase in provision for loan losses.

“Our third quarter bottom line results reflected the difficult operating environment for more traditional banks,” said James M. Wells III, SunTrust Chairman and Chief Executive Officer. “Continued recession-related earnings pressures included higher credit costs, softer fee income and generally weak loan demand, as consumers de-leverage and businesses pay down existing credit lines and defer investments.” Nevertheless, Mr. Wells added, “we are encouraged by some positive core business trends and the prospect of an improving economy.”

Specific to business trends, Mr. Wells noted expanded net interest margin, lower operating expenses and, importantly, stable nonperforming loans and early stage loan delinquency levels. Mr. Wells said that while “tentatively optimistic” about the potential positive impact on SunTrust’s businesses and clients from what appears to be an improving economy, he cautioned that “the strength and pace of economic recovery is uncertain and the resultant impact on credit losses, and thus earnings, will likely lag actual economic improvement.”

Mr. Wells reiterated that with recent actions to bolster capital, liquidity, and reserves, “SunTrust possesses the resources necessary to successfully manage through sustained economic weakness should it occur.” Looking to the balance of 2009 and into 2010, he said “the Company remains focused on risk-mitigation, efficiency and executing client-driven initiatives designed to deliver steadily improving results as the operating environment gets better.”

Third Quarter 2009 Highlights

	3rd Quarter 2009	3rd Quarter 2008	% Change
Income Statement
(Dollars in millions, except per share data)
Net income /(loss)	$(316.9)	$312.4	(201.4)%
Net income/(loss) available to common shareholders	(377.1)	304.4	(223.9)
Net income/(loss) per average common diluted share	(0.76)	0.87	(187.4)
Revenue – fully taxable-equivalent	1,943.2	2,460.9	(21.0)
Revenue – fully taxable-equivalent, excluding net securities gains/losses	1,896.5	2,287.9	(17.1)
Net interest income – fully taxable-equivalent	1,168.2	1,175.7	(0.6)
Provision for loan losses	1,133.9	503.7	125.1
Noninterest income	775.1	1,285.2	(39.7)
Noninterest expense	1,428.8	1,665.3	(14.2)
Net interest margin	3.10%	3.07%

Balance Sheet
(Dollars in billions)
Average loans	$119.8	$125.6	(4.7)%
Average consumer and commercial deposits	114.5	100.2	14.3

Capital
Tier 1 capital ratio (1)	12.55%	8.15%
Tier 1 common equity ratio (1)	7.45%	6.02%
Total average shareholders’ equity to total average assets	13.03%	10.41%

Asset Quality
Net charge-offs to average loans (annualized)	3.33%	1.24%
Allowance for loan losses to period end loans	2.61%	1.54%
Nonperforming loans to total loans	4.67%	2.60%

(1) Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

•	The net loss per share of $0.76 includes $0.16 of fair value debt charges and reflects the continued challenging economic and credit operating environment.
•	Overall revenue remained cyclically soft with stable net interest income and lower noninterest income.
•

Unchanged net interest income was due to an expanded net interest margin that was offset by a reduction in average earning assets. Margin expansion was due to a significant increase in client deposits, as well as an improved mix of deposits, that enabled a reduction in higher cost sources of funding.

•	Expenses continued to be well managed with compensation and other controllable expenses declining. Economically cyclical expenses, including FDIC and pension, continued to impact results.
•	Growth in consumer and commercial deposits was strong as compared to the third quarter of last year; however, the pace of growth moderated in the third quarter of 2009.
•	Average earning assets and loan balances declined as client demand remained weak, particularly in commercial lines of credit.
•	The capital position remained solid with an estimated Tier 1 common ratio of 7.45% and an estimated Tier 1 capital ratio of 12.55%.
•	Credit losses increased; however, early stage delinquency and nonperforming loans were stable and the allowance for loan losses to total loans was increased to 2.61%.

Revenue

Fully taxable-equivalent total revenue was $1,943.2 million for the third quarter of 2009, a decrease of 21.0% compared to the third quarter of 2008. Fully taxable-equivalent total revenue, excluding net securities gains and losses, declined 17.1%. The third quarter of 2008 included an $81.8 million gain on sale of a fuel card and fleet management subsidiary and a $172.8 million valuation reserve related to the expected purchase of auction rate securities (“ARS”). Also impacting the decline in fully taxable-equivalent total revenue was a $341.0 market valuation gain on public debt and related hedges carried at fair value recognized in the third quarter of 2008 compared to a $131.3 million market valuation loss in the current quarter. The remaining decline in fee-related income occurred in cyclically sensitive areas such as trust and investment income and service charge income. Fully taxable-equivalent net interest income declined 0.6% compared to the third quarter of 2008.

For the nine months, fully taxable-equivalent total revenue was $6,350.2 million, down 12.8% from prior year. The decline was driven by net gains from the sale and contribution of investment securities, sale of non-strategic businesses, and sale/leaseback of corporate real estate properties coupled with significant market valuation gains on the public debt and related hedges carried at fair value in 2008 compared to market valuation losses related to the public debt and related hedges recognized during 2009. The prior year also included approximately $309 million of market valuation losses on certain illiquid asset-backed securities that were previously acquired from subsidiaries, as well as the market valuation loss related to ARS. Mortgage and capital markets related fee income increased compared to 2008 but was partially offset by declines in trust and investment management income, retail investment services, and service charges. Fully taxable-equivalent net interest income declined 4.1%.

Net Interest Income

Fully taxable-equivalent net interest income was $1,168.2 million in the third quarter of 2009, an increase of 4.2% from the second quarter of 2009 and a decline of 0.6% compared to the same quarter last year. Net interest margin increased 16 basis points and 3 basis points, respectively, compared to the sequential quarter and third quarter of 2008. Net interest margin benefited from deposit volumes, mix, and lower rates, as well as repayment of certain long-term debt and hybrid capital instruments that has occurred throughout 2009. On a sequential quarter basis, rates earned on average earning assets declined 4 basis points while rates paid on interest-bearing liabilities declined 23 basis points. Average earning assets declined $3.6 billion and $2.7 billion, respectively, compared to the sequential quarter and prior year quarter due primarily to a decline in loan demand. However, the reduction in interest income from this decline in average earning assets was offset by a reduction in the Company’s cost of funds due to a significant increase in consumer and commercial deposits, as well as an improved mix in client deposits, which enabled a significant reduction in higher cost long-term debt and brokered deposits. Net interest income and margin continue to be adversely affected the current level of nonperforming loans.

For the nine months, fully taxable-equivalent net interest income was $3,382.2 million, a decline of 4.1% from the prior year. Net interest margin declined 12 basis points as the repricing of deposits lagged the decline in yields on earning assets experienced during the first six months of 2009. Year-to-date rates earned on earning assets declined 109 basis points while rates paid on interest-bearing liabilities declined 104 basis points.

Noninterest Income

Total noninterest income was $775.1 million for the third quarter of 2009, down 39.7% from the third quarter of 2008. The decline was due to gains generated in 2008 of $183.4 million related to the contribution of The Coca-Cola Company (“Coke”) stock to the SunTrust charitable foundation, a $81.8 million gain on the sale of the fuel card and fleet management subsidiary, and valuation gains of $341.0 million on the Company’s public debt and related hedges carried at fair value compared to a loss on such debt of $131.3 million recognized in 2009. The third quarter of 2008 also included mark-to-market losses of $136.9 million on illiquid trading securities and loan warehouses and a valuation reserve of $172.8 million related to the expected purchase of ARS. Investment banking income increased significantly due to higher capital markets activity including strong debt and equity underwriting activity. However, the difficult operating environment was evident in the decline in many other fee-related sources of income. On a sequential quarter basis, noninterest income declined $296.6 million, or 27.7%. The decline was due to the $112.1 million second quarter gain related to the sale from the Visa shares, $156.9 million recovery in the second quarter of previously impaired mortgage servicing rights, and lower mortgage production income in the third quarter due to lower loan production and higher reserves related to the potential repurchase of certain mortgage loans which had previously been sold to third parties. Offsetting these declines were increases during the third quarter in most other fee-related categories, as well as a net increase in securities gains and losses of $71.6 million.

Mortgage production income was $28.1 million in the third quarter of 2009 compared to $50.0 million in the third quarter of 2008 and $165.4 million in the second quarter of 2009. Production was up 42% over the third quarter of 2008 but down 31% on a sequential quarter basis. Mortgage production income was adversely affected by $135.6 million in estimated losses related to the potential repurchase of certain mortgage loans that were sold in prior quarters under specified terms that could result in repurchase by the Company compared to $62.0 million recognized last quarter and $12.9 million recorded in the third quarter of 2008, as the volume of claims and anticipated loss severity has increased. Mortgage servicing related income for the current quarter was $60.2 million, down slightly from the third quarter of 2008 and down $79.5 million from the second quarter of 2009 which included a $156.9 million recovery of impairment on the mortgage servicing rights carried at the lower of cost or market. The decline was partially offset by lower amortization and less decay in fair value of mortgage servicing rights. As of September 30, 2009, SunTrust serviced $177.6 billion in mortgage loans, up 11.5% from a year ago.

Trading account profits and commissions were down $208.0 million from the third quarter of 2008 as the tightening of credit spreads in 2009 resulted in a mark-to-market valuation loss on the Company’s public debt and related hedges carried at fair value of $131.3 million in the third quarter of 2009 compared to a gain of $341.0 million in 2008. The third quarter of 2008 also included mark-to-market losses of $136.9 million on illiquid trading securities and loan warehouses, as well as the valuation reserve of $172.8 million related to the purchase of ARS. As of September 30, 2009, the Company has completed the purchase of the majority of the ARS it expects to purchase, and most of these securities continue to cash flow, resulting in minimal realized losses. Since the third quarter of 2008, valuation losses on illiquid assets have diminished as liquidity in most of those markets has improved and the Company’s holdings have been substantially reduced. Capital markets income, including core trading and investment banking income, increased compared to the third quarter 2008 due to increased trading activity and strong debt and equity underwriting deal flow. Service charges on deposits, trust and investment management income, and retail investment services declined 8.8%, 19.4%, and 29.4%, respectively, compared to the third quarter of 2008 due to the impact of economic conditions on these fee income items. On a sequential quarter basis, trading account profits and commissions declined primarily due to increased valuation losses from the tightening in spreads on the Company’s public debt carried at fair value. Investment banking income and other fee-related income generally remained stable.

For the nine months, total noninterest income was $2,968.0 million, down $787.8 million, or 21.0% compared to the same period of 2008. The decline was largely due to 2008 net gains on sale and contribution of investment securities, primarily Coke stock, gains on sale of non-strategic businesses, and gains from the sale/leaseback of certain corporate real estate properties. The improvement in the Company’s credit spreads during 2009 resulted in a charge of $114.9 million compared to a $478.5 million market valuation gain through the third quarter of 2008 recorded in trading account profits and commissions. However, in 2008, trading account profits and commissions included significant market valuation losses on previously acquired illiquid securities, as well as valuation reserves for ARS that did not recur in 2009.

Mortgage-related income increased almost 125% due to a 42.8% increase in loan production, increased margins on the sale of loans, a larger servicing portfolio, and a $188.7 million recovery of impairment on the mortgage servicing rights carried at the lower of cost or market. Investment banking related income increased compared to 2008 but was partially offset by declines in trust and investment management income, retail investment services, and service charges.

Noninterest Expense

Total noninterest expense in the third quarter of 2009 was $1,428.8 million, a decline of 14.2% from the third quarter of 2008, which included the $183.4 million expense related to the contribution of Coke shares to the SunTrust charitable foundation as well as the Company’s proportionate share of potential costs of litigation related to Visa of $20.0 million. Current quarter credit-related expenses decreased compared to the third quarter of 2008 primarily due to lower operating losses and mortgage reinsurance expense, partially offset by higher credit and collection services, unfunded commitment reserves, and other real estate losses. On a sequential quarter basis, noninterest expense declined 6.5% due to the FDIC special assessment and debt extinguishment losses recorded in the previous quarter and a decline in personnel expense in the current quarter, partially offset by increased credit-related expenses in the third quarter due to higher other real estate expenses and unfunded commitment reserves. Additionally, the third quarter of 2009 included $31.3 million of impairment related to affordable housing properties.

Total personnel expense decreased $30.2 million, or 4.3%, from the third quarter of 2008 as personnel decreased 4.9% from 29,447 as of September 30, 2008 to 28,015 as of September 30, 2009. Incentive expenses declined in order to align discretionary incentive compensation accruals with business performance; however, pension costs increased nearly $25.8 million due to an increase in the pension obligation as a result of 2009 market valuation assumptions. The decline in personnel expense was offset by a 10.9% increase in outside processing, as the Company contracted with a third party during the third quarter of 2008 to provide certain check and related processing operations. Regulatory assessments increased $26.4 million compared to the third quarter of 2008 due to higher FDIC insurance premiums but were down on a sequential quarter basis due to the special FDIC assessment of $78.2 million levied during second quarter. Broadly, disciplined expense management was evident across controllable operating expenses.

For the nine months, total noninterest expense was $5,108.8 million, an increase of 19.0% over the same period in 2008. The increase was primarily due to the $751.2 million non-cash goodwill impairment charge recorded in the first quarter of 2009 compared to a $45.0 million impairment charge related to a specific customer intangible asset recognized in the second quarter of 2008, partially offset by the $183.4 million charitable contribution expense recorded in the third quarter of 2008. Credit-related charges increased $85.0 million year-over-year despite the exclusion of credit-related losses associated with borrower misrepresentations from operating losses in 2009, as those charges are now considered in the provision for loan losses. FDIC insurance costs, including the special assessment, increased $207.2 million. The 23.5% increase in outside processing was primarily due to the check and related processing services contract beginning in the third quarter of 2008. The majority of the remaining expense categories declined in 2009, as the Company continued its focus on efficiency and expense management.

Income Taxes

For the third quarter of 2009, the Company recognized a benefit for income taxes of $336.1 million compared to a benefit for income taxes of $52.8 million in the third quarter of 2008. The income tax provision in 2009 was impacted by discrete tax benefits recognized in the quarter totaling $47.1 million, primarily related to the settlement of examinations by certain taxing authorities, while the 2008 income tax provision was impacted primarily by the charitable contribution of Coke shares.

U.S. Treasury Preferred Dividends

For the third quarter and year-to-date periods of 2009, the Company recorded $66.4 million and $199.3 million, respectively, in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program. The 5.5% effective yield reflects the 5.0% dividend rate and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of September 30, 2009, SunTrust had total assets of $172.7 billion and shareholders’ equity of $22.9 billion, representing 13.3% of total assets. Book value per common share was $36.06 and tangible book value per common share was $23.35 as of September 30, 2009.

Loans

Average loans for the third quarter of 2009 were $119.8 billion, down 4.7% from the third quarter of 2008 and 3.5% from the second quarter of 2009. While the Company remains focused on extending credit to qualified borrowers, residential real estate and real estate construction loans declined as a result of the Company’s efforts to reduce its exposure to these categories and the associated risk. Additionally, commercial loans have declined due to weak loan demand as a result of the recessionary environment and borrowers’ desire to restrict capital spending and pay down existing debt facilities. Average loans held for sale increased 14.4% over the third quarter of 2008, as total mortgage loan production increased 42% to $11.6 billion in the third quarter of 2009.

Deposits

Average consumer and commercial deposits for the third quarter of 2009 totaled $114.5 billion, up 14.3% from the third quarter of 2008, as almost all deposit categories increased and demand deposits grew 17.4%. On a sequential quarter basis, average consumer and commercial deposits increased 0.8% and deposit mix improved due to growth in lower cost deposits and declines in time deposits. Deposit growth is the result of clients’ increased preference for the security of insured deposit products, competitive pricing, and effective marketing. Further, through an intense focus on improved execution, the Company has been successful in improving product offerings and client satisfaction, acquisition, and retention. Average brokered and foreign deposits declined 67.1% from the third quarter of 2008, as the Company’s deposit growth and longer term financing activities enabled a reduction in these wholesale funding sources.

Capital and Liquidity

The estimated Tier 1 common equity, Tier 1 capital, and total average shareholders’ equity to total average assets ratios at September 30, 2009, were 7.45%, 12.55%, and 13.03%, respectively. The decline in Tier 1 common equity from the current period net loss was offset by a reduction in risk-weighted assets. The Company has substantial available liquidity as the inflows of high quality deposits and longer term financing sources have largely been retained in cash and invested in high quality government-backed securities.

Asset Quality

The allowance for loan and lease losses was $3,024.0 million as of September 30, 2009, up $128.0 million from June 30, 2009, and represented 2.61% of period-end total loans, up 24 basis points from last quarter and up 107 basis points from one year ago. The increase in the allowance for loan and lease losses was attributable to further deterioration in the residential real estate market. While early stage delinquencies remained stable, loss severities related to underlying residential properties continued to increase. The $128.0 million increase in allowance for loan losses compares favorably to the $161.0 million, $384.0 million, and $410.0 million increase recognized over the previous three quarters. The provision for loan losses increased $171.7 million compared to the second quarter of 2009, primarily due to the increase in net charge-offs, partially offset by the reduced increase in the allowance for loan losses.

Net charge-offs totaled $1,005.9 million in the third quarter of 2009 compared to $801.2 million in the second quarter of 2009, an increase of $204.7 million with increases concentrated in construction, residential real estate, and commercial. The increase in net charge-offs during the quarter was largely driven by the resolution of loan workouts in the residential builder construction portfolio, residential mortgage charge-offs, and additional charge-offs related to larger corporate borrowers in cyclical industries. Annualized quarterly net charge-offs were 3.33% of average loans, up from 2.59% in the second quarter of 2009 and 1.24% in the third quarter of 2008. Compared to the third quarter of 2008, net charge-offs increased $613.9 million across most loan categories with the largest increase in residential mortgages, $254.3 million; commercial, $146.6 million; and construction, $106.7 million.

Nonperforming loans were $5,444.3 million, or 4.67% of total loans as of September 30, 2009, a decline of $59.6 million compared to June 30, 2009 representing the first quarterly decline since the credit crisis began in 2007 driven primarily by a reduction in nonaccrual commercial loans. The increase in nonaccrual residential mortgage loans was substantially less than the growth rate observed over the past four quarters. As of September 30, 2008, nonperforming loans totaled $3,289.5 million, or 2.60% of total loans.

Accruing restructured loans increased $418.6 million during the quarter to $1,343.6 million, which demonstrates the proactive steps the Company is taking to responsibly modify loans in order to mitigate loss exposure to borrowers experiencing financial difficulty. The increase in loan modifications also impacted the moderation in nonperforming loan growth and early stage delinquencies. Early stage delinquencies declined compared to the second quarter of 2009 and the same quarter last year; however, the ratio remained stable at 1.52% as loan balances have declined.

Line of Business Results

The Company has included line of business financial tables as part of this release on their Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” The Company has four lines of business used to measure business activities: Retail and Commercial, Corporate and Investment Banking, Household Lending, and Wealth and Investment Management with the remainder in Corporate Other and Treasury. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expenses associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities Exchange Commission today.

This news release contains certain non-U.S. GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable U.S. GAAP financial measures and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call October 22, 2009, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q09). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q09). A replay of the call will be available one hour after the call ends on October 22, 2009, and will remain available until November 12, 2009, dialing 1-800-262-5125 (domestic) or 1-402-220-9716 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “3rd Quarter Earnings Release.” Beginning the afternoon of October 22, 2009, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding future levels of net margin, charge-offs, provision expense, credit quality, FDIC and other regulatory expense, and income are forward-looking statements. Also, any statement that does not describe historical or current facts, including statements about beliefs and expectations, is a forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found beginning on page 6 of our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as supplemented from time to time in our other periodic reports filed with the SEC, all of which are available at the SEC’s internet site (http://www.sec.gov). Those factors include: difficult market conditions have adversely affected our industry; current levels of market volatility are unprecedented; the soundness of other financial institutions could adversely affect us; there can be no assurance that recently enacted legislation, or any proposed federal programs, will stabilize the U.S. financial system, and such legislation and programs may adversely affect us; the impact on us of recently enacted legislation, in particular the Emergency Economic Stabilization Act of 2008 and its implementing regulations, and actions by the FDIC, cannot be predicted at this time; credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; weakness in the real estate market may adversely affect our reinsurance subsidiary; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact our business and revenues; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect our business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on our common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of residential real estate, increases in unemployment, and the related effects on local economics may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, then operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations, and these require us to make estimates about matters that are uncertain; changes to our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; we may enter into transactions with off-balance sheet affiliates or our subsidiaries; and we are subject to market risk associated with our asset management and commercial paper conduit businesses.

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SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30%					Nine Months Ended September 30%
	2009		2008	Change [4]		2009		2008	Change [4]
EARNINGS & DIVIDENDS
Net income/(loss)	($316.9)		$312.4	NM	%	($1,315.6)		$1,143.4	NM %
Net income/(loss) available to common shareholders	(377.1)		304.4	NM		(1,417.0)		1,115.9	NM
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(377.1)		304.4	NM		(702.2)		1,142.9	NM
Total revenue - FTE [2]	1,943.2		2,460.9	(21.0)		6,350.2		7,284.2	(12.8)
Total revenue - FTE excluding securities (gains)/losses, net[1]	1,896.5		2,287.9	(17.1)		6,325.0		6,622.0	(4.5)
Net income/(loss) per average common share
Diluted	(0.76)		0.87	NM		(3.41)		3.19	NM
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.76)		0.87	NM		(1.69)		3.27	NM
Basic	(0.76)		0.87	NM		(3.41)		3.20	NM
Dividends paid per average common share	0.01		0.77	(98.7)		0.21		2.31	(90.9)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$172,463		$173,888	(0.8	) %	$175,915		$175,446	0.3%
Earning assets	149,579		152,320	(1.8)		152,365		152,601	(0.2)
Loans	119,796		125,642	(4.7)		123,064		124,702	(1.3)
Consumer and commercial deposits	114,486		100,200	14.3		111,869		101,029	10.7
Brokered and foreign deposits	5,193		15,800	(67.1)		6,398		15,447	(58.6)
Total shareholders’ equity	22,468		18,097	24.2		22,254		18,162	22.5

As of
Total assets	172,718		174,777	(1.2)
Earning assets	145,554		152,904	(4.8)
Loans	116,488		126,718	(8.1)
Allowance for loan and lease losses	3,024		1,941	55.8
Consumer and commercial deposits	113,601		101,829	11.6
Brokered and foreign deposits	5,730		14,083	(59.3)
Total shareholders’ equity	22,908		18,069	26.8

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.73	) %	0.71%	NM	%	(1.00	) %	0.87%	NM %
Return on average assets less net unrealized securities gains [1]	(0.83)		0.45	NM		(1.05)		0.53	NM
Return on average common shareholders’ equity	(8.52)		6.88	NM		(11.06)		8.44	NM
Return on average realized common shareholders’ equity [1]	(9.70)		4.45	NM		(11.91)		5.43	NM
Net interest margin [2]	3.10		3.07	1.0		2.97		3.09	(3.9)
Efficiency ratio [2]	73.53		67.67	8.7		80.45		58.93	36.5
Tangible efficiency ratio [1]	72.82		66.92	8.8		67.94		57.51	18.1
Effective tax rate/(benefit)	(51.46)		(20.32)	NM		(32.58)		17.45	NM
Tier 1 common equity	7.45	[3]	6.02	23.8
Tier 1 capital	12.55	[3]	8.15	54.0
Total capital	15.90	[3]	11.16	42.5
Tier 1 leverage	11.05	[3]	7.98	38.5
Total average shareholders’ equity to total average assets	13.03		10.41	25.2		12.65		10.35	22.2
Tangible equity to tangible assets [1]	9.96	[5]	6.47	53.9

Book value per common share	$36.06		$49.64	(27.4)
Tangible book value per common share [1]	23.35		29.18	(20.0)
Market price:
High	24.43		64.00	(61.8)		30.18		70.00	(56.9)
Low	14.50		25.60	(43.4)		6.00		25.60	(76.6)
Close	22.55		44.99	(49.9)		22.55		44.99	(49.9)
Market capitalization	11,256		15,925	(29.3)

Average common shares outstanding (000s)
Diluted [6]	494,169		350,970	40.8		415,444		349,613	18.8
Basic	494,169		349,916	41.2		415,444		348,409	19.2

Full-time equivalent employees	28,015		29,447	(4.9)
Number of ATMs	2,807		2,506	12.0
Full service banking offices	1,690		1,692	(0.1)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[5]	Current period calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.
[6]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	September 30 2009		June 30 2009		March 31 2009		December 31 2008		September 30 2008
EARNINGS & DIVIDENDS
Net income/(loss)	($316.9)		($183.5)		($815.2)		($347.6)		$312.4
Net income/(loss) available to common shareholders	(377.1)		(164.4)		(875.4)		(374.9)		304.4
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(377.1)		(164.4)		(160.6)		(374.9)		304.4
Total revenue - FTE [2]	1,943.2		2,192.8		2,214.2		1,926.4		2,460.9
Total revenue - FTE excluding securities (gains)/losses, net[1]	1,896.5		2,217.7		2,210.8		1,515.3		2,287.9
Net income/(loss) per average common share
Diluted	(0.76)		(0.41)		(2.49)		(1.07)		0.87
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.76)		(0.41)		(0.46)		(1.07)		0.87
Basic	(0.76)		(0.41)		(2.49)		(1.07)		0.87
Dividends paid per average common share	0.01		0.10		0.10		0.54		0.77

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$172,463		$176,480		$178,871		$177,047		$173,888
Earning assets	149,579		153,177		154,390		153,188		152,320
Loans	119,796		124,123		125,333		127,608		125,642
Consumer and commercial deposits	114,486		113,528		107,515		102,238		100,200
Brokered and foreign deposits	5,193		6,608		7,417		12,649		15,800
Total shareholders’ equity	22,468		21,926		22,368		19,891		18,097

As of
Total assets	172,718		176,735		179,116		189,138		174,777
Earning assets	145,554		154,345		153,290		156,016		152,904
Loans	116,488		122,816		123,893		126,998		126,718
Allowance for loan and lease losses	3,024		2,896		2,735		2,351		1,941
Consumer and commercial deposits	113,601		113,746		112,449		105,276		101,829
Brokered and foreign deposits	5,730		5,055		6,523		8,053		14,083
Total shareholders’ equity	22,908		22,953		21,646		22,501		18,069

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.73	) %	(0.42	) %	(1.85	) %	(0.78	) %	0.71%
Return on average assets less net unrealized securities gains [1]	(0.83)		(0.41)		(1.89)		(1.39)		0.45
Return on average common shareholders’ equity	(8.52)		(3.95)		(20.71)		(8.47)		6.88
Return on average realized common shareholders’ equity [1]	(9.70)		(4.02)		(22.08)		(15.33)		4.45
Net interest margin [2]	3.10		2.94		2.87		3.14		3.07
Efficiency ratio [2]	73.53		69.68		97.22		82.34		67.67
Tangible efficiency ratio [1]	72.82		69.05		62.97		81.44		66.92
Effective tax rate/(benefit)	(51.46)		(44.81)		(15.61)		(47.06)		(20.32)
Tier 1 common equity	7.45	[3]	7.34		5.83		5.83		6.02
Tier 1 capital	12.55	[3]	12.23		11.02		10.87		8.15
Total capital	15.90	[3]	15.31		14.15		14.04		11.16
Tier 1 leverage	11.05	[3]	11.02		10.14		10.45		7.98
Total average shareholders’ equity to total average assets	13.03		12.42		12.51		11.23		10.41
Tangible equity to tangible assets [1]	9.96	[4]	9.75	[4]	8.85	[4]	8.46		6.47

Book value per common share	$36.06		$36.16		$46.03		$48.74		$49.64
Tangible book value per common share [1]	23.35		23.41		28.15		28.69		29.18
Market price:
High	24.43		20.86		30.18		57.75		64.00
Low	14.50		10.50		6.00		19.75		25.60
Close	22.55		16.45		11.74		29.54		44.99
Market capitalization	11,256		8,205		4,188		10,472		15,925

Average common shares outstanding (000s)
Diluted [5]	494,169		399,242		351,352		350,439		350,970
Basic	494,169		399,242		351,352		350,439		349,916

Full-time equivalent employees	28,015		28,520		29,279		29,333		29,447
Number of ATMs	2,807		2,695		2,673		2,582		2,506
Full service banking offices	1,690		1,692		1,694		1,692		1,692

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	Calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.
[5]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30		Increase/(Decrease) [2]			September 30		Increase/(Decrease) [2]
	2009	2008	Amount	%		2009	2008	Amount	%
Interest income	$1,657,522	$2,017,314	($359,792)	(17.8	) %	$5,080,131	$6,342,011	($1,261,880)	(19.9	) %
Interest expense	520,064	871,101	(351,037)	(40.3)		1,790,918	2,899,215	(1,108,297)	(38.2)

NET INTEREST INCOME	1,137,458	1,146,213	(8,755)	(0.8)		3,289,213	3,442,796	(153,583)	(4.5)
Provision for loan losses[3]	1,133,929	503,672	630,257	NM		3,090,208	1,511,721	1,578,487	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,529	642,541	(639,012)	(99.5)		199,005	1,931,075	(1,732,070)	(89.7)

NONINTEREST INCOME
Service charges on deposit accounts	219,071	240,241	(21,170)	(8.8)		635,689	682,376	(46,687)	(6.8)
Trust and investment management income	118,874	147,477	(28,603)	(19.4)		351,891	465,898	(114,007)	(24.5)
Retail investment services	51,361	72,791	(21,430)	(29.4)		163,474	218,855	(55,381)	(25.3)
Other charges and fees	133,433	128,776	4,657	3.6		385,553	385,588	(35)	(0.0)
Investment banking income	75,343	62,164	13,179	21.2		211,915	178,571	33,344	18.7
Trading account profits/(losses) and commissions	(86,866)	121,136	(208,002)	NM		(9,593)	100,048	(109,641)	NM
Card fees	82,370	78,138	4,232	5.4		238,535	230,465	8,070	3.5
Mortgage production related income	28,143	50,028	(21,885)	(43.7)		444,001	199,085	244,916	NM
Mortgage servicing related income	60,193	62,654	(2,461)	(3.9)		283,203	124,300	158,903	NM
Net gain on sale of businesses	-	81,813	(81,813)	(100.0)		-	200,851	(200,851)	(100.0)
Gain from ownership in Visa	-	-	-	-		112,102	86,305	25,797	29.9
Net gain on sale/leaseback of premises	-	-	-	-		-	37,039	(37,039)	(100.0)
Other noninterest income	46,437	66,958	(20,521)	(30.6)		126,024	184,106	(58,082)	(31.5)
Securities gains/(losses), net	46,692	173,046	(126,354)	(73.0)		25,170	662,247	(637,077)	(96.2)

Total noninterest income	775,051	1,285,222	(510,171)	(39.7)		2,967,964	3,755,734	(787,770)	(21.0)

NONINTEREST EXPENSE
Employee compensation and benefits	666,037	696,210	(30,173)	(4.3)		2,105,798	2,123,250	(17,452)	(0.8)
Net occupancy expense	90,445	88,745	1,700	1.9		265,082	260,669	4,413	1.7
Outside processing and software	146,850	132,361	14,489	10.9		430,570	348,731	81,839	23.5
Equipment expense	41,616	51,931	(10,315)	(19.9)		128,948	155,317	(26,369)	(17.0)
Marketing and customer development	38,157	217,693	(179,536)	(82.5)		103,146	320,599	(217,453)	(67.8)
Amortization/impairment of goodwill/intangible assets	13,741	18,551	(4,810)	(25.9)		794,712	104,001	690,711	NM
Net loss on extinguishment of debt	2,276	-	2,276	NM		15,836	11,723	4,113	35.1
Visa litigation	-	20,000	(20,000)	(100.0)		7,000	(19,124)	26,124	NM
Operating losses[3]	18,425	135,183	(116,758)	(86.4)		73,616	210,100	(136,484)	(65.0)
Mortgage reinsurance	10,000	47,956	(37,956)	(79.1)		104,620	79,928	24,692	30.9
FDIC premium/regulatory exams	45,473	19,061	26,412	NM		241,621	34,387	207,234	NM
Other noninterest expense	355,827	237,604	118,223	49.8		837,893	663,289	174,604	26.3

Total noninterest expense	1,428,847	1,665,295	(236,448)	(14.2)		5,108,842	4,292,870	815,972	19.0

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(650,267)	262,468	(912,735)	NM		(1,941,873)	1,393,939	(3,335,812)	NM
Less: provision/(benefit) for income taxes	(336,056)	(52,767)	(283,289)	NM		(635,790)	241,685	(877,475)	NM

NET INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(314,211)	315,235	(629,446)	NM		(1,306,083)	1,152,254	(2,458,337)	NM
Less: net income attributable to noncontrolling interest	2,730	2,791	(61)	(2.2)		9,485	8,893	592	6.7

NET INCOME/(LOSS)	($316,941)	$312,444	($629,385)	NM		($1,315,568)	$1,143,361	($2,458,929)	NM

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($377,144)	$304,397	($681,541)	NM		($1,416,953)	$1,115,920	($2,532,873)	NM

Net interest income - FTE[1]	$1,168,174	$1,175,679	($7,505)	(0.6)		$3,382,216	$3,528,493	($146,277)	(4.1)

Net income/(loss) per average common share
Diluted	(0.76)	0.87	(1.63)	NM		(3.41)	3.19	(6.60)	NM
Basic	(0.76)	0.87	(1.63)	NM		(3.41)	3.20	(6.61)	NM

Cash dividends paid per common share	0.01	0.77	(0.76)	(98.7)		0.21	2.31	(2.10)	(90.9)
Average common shares outstanding (000s)
Diluted [4]	494,169	350,970	143,199	40.8		415,444	349,613	65,831	18.8
Basic	494,169	349,916	144,253	41.2		415,444	348,409	67,035	19.2

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

During the first quarter of 2009, the Company began incorporating certain types of loan-related fraud losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

[4]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Three Months Ended
	September 30 2009	June 30 2009	Increase/(Decrease) [3]			March 31 2009	December 31 2008	September 30 2008
			Amount	%
Interest income	$1,657,522	$1,693,274	($35,752)	(2.1	) %	$1,729,335	$1,985,371	$2,017,314
Interest expense	520,064	603,617	(83,553)	(13.8)		667,237	808,511	871,101

NET INTEREST INCOME	1,137,458	1,089,657	47,801	4.4		1,062,098	1,176,860	1,146,213
Provision for loan losses[2]	1,133,929	962,181	171,748	17.8		994,098	962,494	503,672

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,529	127,476	(123,947)	(97.2)		68,000	214,366	642,541

NONINTEREST INCOME
Service charges on deposit accounts	219,071	210,224	8,847	4.2		206,394	221,751	240,241
Trust and investment management income	118,874	117,007	1,867	1.6		116,010	126,426	147,477
Retail investment services	51,361	55,400	(4,039)	(7.3)		56,713	70,238	72,791
Other charges and fees	133,433	127,799	5,634	4.4		124,321	125,206	128,776
Investment banking income	75,343	77,038	(1,695)	(2.2)		59,534	57,962	62,164
Trading account profits/(losses) and commissions	(86,866)	(30,020)	(56,846)	NM		107,293	(61,879)	121,136
Card fees	82,370	80,505	1,865	2.3		75,660	77,909	78,138
Mortgage production related income/(loss)	28,143	165,388	(137,245)	(83.0)		250,470	(27,717)	50,028
Mortgage servicing related income/(loss)	60,193	139,658	(79,465)	(56.9)		83,352	(336,129)	62,654
Net gain/(loss) on sale of businesses	-	-	-	-		-	(2,711)	81,813
Gain from ownership in Visa	-	112,102	(112,102)	(100.0)		-	-	-
Other noninterest income	46,437	41,473	4,964	12.0		38,114	55,620	66,958
Securities gains/(losses), net	46,692	(24,899)	71,591	NM		3,377	411,053	173,046

Total noninterest income	775,051	1,071,675	(296,624)	(27.7)		1,121,238	717,729	1,285,222

NONINTEREST EXPENSE
Employee compensation and benefits	666,037	703,709	(37,672)	(5.4)		736,052	638,014	696,210
Net occupancy expense	90,445	87,220	3,225	3.7		87,417	86,620	88,745
Outside processing and software	146,850	145,359	1,491	1.0		138,361	143,880	132,361
Equipment expense	41,616	43,792	(2,176)	(5.0)		43,540	47,892	51,931
Marketing and customer development	38,157	30,264	7,893	26.1		34,725	51,636	217,693
Amortization/impairment of goodwill/intangible assets	13,741	13,955	(214)	(1.5)		767,016	17,259	18,551
Net loss/(gain) on extinguishment of debt	2,276	38,864	(36,588)	(94.1)		(25,304)	-	-
Visa litigation	-	7,000	(7,000)	(100.0)		-	(14,345)	20,000
Operating losses[2]	18,425	32,570	(14,145)	(43.4)		22,621	236,078	135,183
Mortgage reinsurance	10,000	24,581	(14,581)	(59.3)		70,039	99,999	47,956
FDIC premium/regulatory exams	45,473	148,675	(103,202)	(69.4)		47,473	20,489	19,061
Other noninterest expense	355,827	251,983	103,844	41.2		230,083	258,631	237,604

Total noninterest expense	1,428,847	1,527,972	(99,125)	(6.5)		2,152,023	1,586,153	1,665,295

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(650,267)	(328,821)	(321,446)	(97.8)		(962,785)	(654,058)	262,468
Less: provision/(benefit) for income taxes	(336,056)	(148,957)	(187,099)	NM		(150,777)	(308,956)	(52,767)

NET INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(314,211)	(179,864)	(134,347)	(74.7)		(812,008)	(345,102)	315,235
Less: net income attributable to noncontrolling interest	2,730	3,596	(866)	(24.1)		3,159	2,485	2,791

NET INCOME/(LOSS)	($316,941)	($183,460)	($133,481)	(72.8)		($815,167)	($347,587)	$312,444

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($377,144)	($164,428)	($212,716)	NM		($875,381)	($374,938)	$304,397

Net interest income - FTE [1]	$1,168,174	$1,121,085	$47,089	4.2		$1,092,957	$1,208,650	$1,175,679

Net income/(loss) per average common share
Diluted	(0.76)	(0.41)	(0.35)	(85.4)		(2.49)	(1.07)	0.87
Basic	(0.76)	(0.41)	(0.35)	(85.4)		(2.49)	(1.07)	0.87

Cash dividends paid per common share	0.01	0.10	(0.09)	(90.0)		0.10	0.54	0.77
Average common shares outstanding (000s)
Diluted [4]	494,169	399,242	94,927	23.8		351,352	350,439	350,970
Basic	494,169	399,242	94,927	23.8		351,352	350,439	349,916

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]

During the first quarter of 2009, the Company began incorporating certain types of loan-related fraud losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[4]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of September 30		Increase/(Decrease) [3]
	2009	2008	Amount	%
ASSETS
Cash and due from banks	$4,303,550	$3,065,268	$1,238,282	40.4%
Interest-bearing deposits in other banks	25,098	65,025	(39,927)	(61.4)
Funds sold and securities purchased under agreements to resell	829,089	1,440,234	(611,145)	(42.4)
Trading assets	6,673,623	8,936,540	(2,262,917)	(25.3)
Securities available for sale [1]	22,122,850	14,533,075	7,589,775	52.2
Loans held for sale	4,577,549	4,759,761	(182,212)	(3.8)
Loans:
Commercial	33,491,704	40,084,729	(6,593,025)	(16.4)
Real estate:
Home equity lines	16,120,532	16,159,053	(38,521)	(0.2)
Construction	7,379,580	11,519,497	(4,139,917)	(35.9)
Residential mortgages	31,623,160	32,382,111	(758,951)	(2.3)
Commercial real estate - owner occupied	9,062,920	8,365,212	697,708	8.3
Commercial real estate - investor owned	6,230,803	5,476,783	754,020	13.8
Consumer:
Direct	5,058,593	4,930,531	128,062	2.6
Indirect	6,564,095	6,796,898	(232,803)	(3.4)
Credit card	956,551	1,003,581	(47,030)	(4.7)

Total loans	116,487,938	126,718,395	(10,230,457)	(8.1)
Allowance for loan and lease losses	(3,024,000)	(1,941,000)	1,083,000	55.8

Net loans	113,463,938	124,777,395	(11,313,457)	(9.1)
Goodwill	6,314,382	7,062,869	(748,487)	(10.6)
Other intangible assets	1,604,136	1,389,965	214,171	15.4
Other real estate owned	571,553	387,037	184,516	47.7
Other assets	12,231,979	8,359,591	3,872,388	46.3

Total assets [2]	$172,717,747	$174,776,760	($2,059,013)	(1.2)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$23,590,252	$21,487,853	$2,102,399	9.8%
Interest-bearing consumer and commercial deposits:
NOW accounts	24,483,369	20,313,035	4,170,334	20.5
Money market accounts	32,741,496	27,654,355	5,087,141	18.4
Savings	3,850,617	3,568,831	281,786	7.9
Consumer time	16,317,023	16,566,225	(249,202)	(1.5)
Other time	12,618,485	12,238,642	379,843	3.1

Total consumer and commercial deposits	113,601,242	101,828,941	11,772,301	11.6
Brokered deposits	4,953,103	9,141,001	(4,187,898)	(45.8)
Foreign deposits	776,697	4,941,939	(4,165,242)	(84.3)

Total deposits	119,331,042	115,911,881	3,419,161	2.9
Funds purchased	1,037,562	2,388,629	(1,351,067)	(56.6)
Securities sold under agreements to repurchase	2,186,204	4,090,085	(1,903,881)	(46.5)
Other short-term borrowings	1,692,889	2,728,307	(1,035,418)	(38.0)
Long-term debt	18,177,280	23,857,828	(5,680,548)	(23.8)
Trading liabilities	2,531,114	1,924,013	607,101	31.6
Other liabilities	4,853,372	5,806,639	(953,267)	(16.4)

Total liabilities	149,809,463	156,707,382	(6,897,919)	(4.4)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,911,416	500,000	4,411,416	NM
Common stock, $1.00 par value	514,667	372,799	141,868	38.1
Additional paid in capital	8,520,533	6,783,976	1,736,557	25.6
Retained earnings	8,886,150	10,959,830	(2,073,680)	(18.9)
Treasury stock, at cost, and other	(1,076,633)	(1,435,517)	(358,884)	(25.0)
Accumulated other comprehensive income, net of tax	1,152,151	888,290	263,861	29.7

Total shareholders’ equity	22,908,284	18,069,378	4,838,906	26.8

Total liabilities and shareholders’ equity	$172,717,747	$174,776,760	($2,059,013)	(1.2)

Common shares outstanding	499,146,588	353,962,785	145,183,803	41.0
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	50,225	5,000	45,225	NM
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	15,520,007	18,836,584	(3,316,577)	(17.6)

[1] Includes net unrealized gains of	$1,903,165	$1,519,449	$383,716	25.3%
[2] Includes earning assets of	145,554,286	152,903,782	(7,349,496)	(4.8)
[3] “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of					As of
	September 30	June 30	Increase/(Decrease) [3]			March 31	December 31	September 30
	2009	2009	Amount	%		2009	2008	2008
ASSETS
Cash and due from banks	$4,303,550	$2,434,859	$1,868,691	76.7%		$5,825,730	$5,622,789	$3,065,268
Interest-bearing deposits in other banks	25,098	24,310	788	3.2		25,282	23,999	65,025
Funds sold and securities purchased under agreements to resell	829,089	798,515	30,574	3.8		1,209,987	990,614	1,440,234
Trading assets	6,673,623	7,739,197	(1,065,574)	(13.8)		7,397,338	10,396,269	8,936,540
Securities available for sale [1]	22,122,850	19,465,291	2,657,559	13.7		19,485,406	19,696,537	14,533,075
Loans held for sale	4,577,549	8,031,114	(3,453,565)	(43.0)		6,954,038	4,032,128	4,759,761
Loans:
Commercial	33,491,704	37,960,878	(4,469,174)	(11.8)		38,616,338	41,039,945	40,084,729
Real estate:
Home equity lines	16,120,532	16,298,228	(177,696)	(1.1)		16,455,007	16,454,382	16,159,053
Construction	7,379,580	8,175,803	(796,223)	(9.7)		9,046,475	9,863,961	11,519,497
Residential mortgages	31,623,160	31,988,995	(365,835)	(1.1)		32,180,888	32,065,839	32,382,111
Commercial real estate - owner occupied	9,062,920	9,349,847	(286,927)	(3.1)		8,858,393	8,758,052	8,365,212
Commercial real estate - investor owned	6,230,803	6,509,267	(278,464)	(4.3)		6,235,754	6,199,030	5,476,783
Consumer:
Direct	5,058,593	5,121,230	(62,637)	(1.2)		5,173,380	5,139,335	4,930,531
Indirect	6,564,095	6,406,383	157,712	2.5		6,351,255	6,507,622	6,796,898
Credit card	956,551	1,005,545	(48,994)	(4.9)		975,476	970,277	1,003,581

Total loans	116,487,938	122,816,176	(6,328,238)	(5.2)		123,892,966	126,998,443	126,718,395
Allowance for loan and lease losses	(3,024,000)	(2,896,000)	128,000	4.4		(2,735,000)	(2,350,996)	(1,941,000)

Net loans	113,463,938	119,920,176	(6,456,238)	(5.4)		121,157,966	124,647,447	124,777,395
Goodwill	6,314,382	6,314,382	-	-		6,309,431	7,043,503	7,062,869
Other intangible assets	1,604,136	1,517,483	86,653	5.7		1,103,333	1,035,427	1,389,965
Other real estate owned	571,553	588,922	(17,369)	(2.9)		593,579	500,481	387,037
Other assets	12,231,979	9,900,722	2,331,257	23.5		9,054,312	15,148,767	8,359,591

Total assets [2]	$172,717,747	$176,734,971	($4,017,224)	(2.3)		$179,116,402	$189,137,961	$174,776,760

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$23,590,252	$24,610,303	($1,020,051)	(4.1	) %	$24,371,518	$21,522,021	$21,487,853
Interest-bearing consumer and commercial deposits:
NOW accounts	24,483,369	23,293,865	1,189,504	5.1		22,420,789	21,349,609	20,313,035
Money market accounts	32,741,496	31,986,840	754,656	2.4		30,350,351	28,744,308	27,654,355
Savings	3,850,617	3,663,261	187,356	5.1		3,598,754	3,345,187	3,568,831
Consumer time	16,317,023	17,007,704	(690,681)	(4.1)		17,555,203	17,239,725	16,566,225
Other time	12,618,485	13,184,374	(565,889)	(4.3)		14,152,098	13,074,857	12,238,642

Total consumer and commercial deposits	113,601,242	113,746,347	(145,105)	(0.1)		112,448,713	105,275,707	101,828,941
Brokered deposits	4,953,103	4,519,752	433,351	9.6		6,373,500	7,667,167	9,141,001
Foreign deposits	776,697	535,372	241,325	45.1		149,962	385,510	4,941,939

Total deposits	119,331,042	118,801,471	529,571	0.4		118,972,175	113,328,384	115,911,881
Funds purchased	1,037,562	3,920,127	(2,882,565)	(73.5)		1,567,406	1,120,079	2,388,629
Securities sold under agreements to repurchase	2,186,204	2,393,434	(207,230)	(8.7)		3,165,644	3,193,311	4,090,085
Other short-term borrowings	1,692,889	1,761,711	(68,822)	(3.9)		2,883,384	5,166,360	2,728,307
Long-term debt	18,177,280	18,842,460	(665,180)	(3.5)		23,029,842	26,812,381	23,857,828
Trading liabilities	2,531,114	2,348,851	182,263	7.8		3,050,628	3,240,784	1,924,013
Other liabilities	4,853,372	5,713,759	(860,387)	(15.1)		4,801,697	13,775,857	5,806,639

Total liabilities	149,809,463	153,781,813	(3,972,350)	(2.6)		157,470,776	166,637,156	156,707,382

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,911,416	4,918,863	(7,447)	(0.2)		5,227,357	5,221,703	500,000
Common stock, $1.00 par value	514,667	514,667	-	-		372,799	372,799	372,799
Additional paid in capital	8,520,533	8,540,036	(19,503)	(0.2)		6,713,536	6,904,644	6,783,976
Retained earnings	8,886,150	9,271,388	(385,238)	(4.2)		9,466,914	10,388,984	10,959,830
Treasury stock, at cost, and other	(1,076,633)	(1,115,782)	(39,149)	3.5		(1,168,995)	(1,368,450)	(1,435,517)
Accumulated other comprehensive income, net of tax	1,152,151	823,986	328,165	39.8		1,034,015	981,125	888,290

Total shareholders’ equity	22,908,284	22,953,158	(44,874)	(0.2)		21,645,626	22,500,805	18,069,378

Total liabilities and shareholders’ equity	$172,717,747	$176,734,971	($4,017,224)	(2.3)		$179,116,402	$189,137,961	$174,776,760

Common shares outstanding	499,146,588	498,786,047	360,541	0.1		356,693,099	354,515,013	353,962,785
Common shares authorized	750,000,000	750,000,000	-	-		750,000,000	750,000,000	750,000,000
Preferred shares outstanding	50,225	50,358	(133)	(0.3)		53,500	53,500	5,000
Preferred shares authorized	50,000,000	50,000,000	-	-		50,000,000	50,000,000	50,000,000
Treasury shares of common stock	15,520,007	15,880,548	(360,541)	(2.3)		16,106,270	18,284,356	18,836,584

[1] Includes net unrealized gains of	$1,903,165	$1,479,277	$423,888	28.7%		$1,492,517	$1,413,330	$1,519,449
[2] Includes earning assets of	145,554,286	154,345,469	(8,791,183)	(5.7)		153,289,712	156,016,463	152,903,782
[3] “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended						Increase/(Decrease) From
	September 30, 2009			June 30, 2009			Sequential Quarter			Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates		Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$28,397.5	$423.7	5.97%	$29,388.0	$437.0	5.95%	($990.5)	0.02%		($3,089.0)	(0.31	) %
Real estate construction	5,420.5	45.0	3.29	6,448.6	52.6	3.27	(1,028.1)	0.02		(5,081.4)	(1.63)
Real estate home equity lines	15,611.3	130.8	3.32	15,808.9	130.8	3.32	(197.6)	-		186.9	(1.66)
Real estate commercial	15,820.4	161.7	4.05	15,774.9	163.1	4.15	45.5	(0.10)		1,681.8	(1.39)
Commercial - FTE [1]	35,410.1	452.9	5.07	38,599.0	458.9	4.77	(3,188.9)	0.30		(2,654.3)	(0.25)
Credit card	989.9	18.6	7.53	977.8	17.4	7.10	12.1	0.43		130.2	3.17
Consumer - direct	5,042.1	49.4	3.89	5,127.6	50.6	3.96	(85.5)	(0.07)		337.1	(1.43)
Consumer - indirect	6,616.9	105.6	6.33	6,498.8	103.2	6.37	118.1	(0.04)		(535.4)	(0.01)
Nonaccrual and restructured	6,487.5	9.6	0.59	5,499.8	10.7	0.78	987.7	(0.19)		3,178.3	(0.29)

Total loans	119,796.2	1,397.3	4.63	124,123.4	1,424.3	4.60	(4,327.2)	0.03		(5,845.8)	(0.79)
Securities available for sale:
Taxable	19,568.0	196.3	4.01	16,479.9	186.7	4.53	3,088.1	(0.52)		7,623.8	(1.83)
Tax-exempt - FTE [1]	979.0	13.3	5.44	1,009.6	13.8	5.47	(30.6)	(0.03)		(38.2)	(0.63)

Total securities available for sale - FTE [1]	20,547.0	209.6	4.08	17,489.5	200.5	4.59	3,057.5	(0.51)		7,585.6	(1.78)
Funds sold and securities purchased under agreements to resell	695.2	0.4	0.22	825.6	0.6	0.27	(130.4)	(0.05)		(954.5)	(1.57)
Loans held for sale	5,100.8	57.3	4.49	6,547.3	72.4	4.42	(1,446.5)	0.07		641.5	(1.33)
Interest-bearing deposits	25.8	0.1	0.51	25.0	0.1	1.01	0.8	(0.50)		(2.2)	(2.30)
Interest earning trading assets	3,414.3	23.6	2.74	4,166.4	26.8	2.58	(752.1)	0.16		(4,165.1)	(1.02)

Total earning assets	149,579.3	1,688.3	4.48	153,177.2	1,724.7	4.52	(3,597.9)	(0.04)		(2,740.5)	(0.87)
Allowance for loan and lease losses	(2,842.7)			(2,684.0)			(158.7)			(806.9)
Cash and due from banks	3,507.8			4,188.8			(681.0)			589.7
Other assets	17,485.0			16,867.4			617.6			364.3
Noninterest earning trading assets	3,126.5			3,424.6			(298.1)			1,087.2
Unrealized gains on securities available for sale, net	1,607.3			1,506.5			100.8			80.9

Total assets	$172,463.2			$176,480.5			($4,017.3)			($1,425.3)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$23,956.2	$23.8	0.39%	$22,768.4	$26.2	0.46%	$1,187.8	(0.07	) %	$3,454.7	(0.69	) %
Money market accounts	32,505.4	70.4	0.86	31,251.3	85.5	1.10	1,254.1	(0.24)		5,608.3	(0.95)
Savings	3,732.9	3.0	0.32	3,662.2	2.4	0.26	70.7	0.06		(38.0)	(0.08)
Consumer time	16,734.6	118.0	2.80	17,366.8	132.6	3.06	(632.2)	(0.26)		452.5	(0.72)
Other time	13,041.3	94.2	2.86	13,904.7	106.1	3.06	(863.4)	(0.20)		1,173.0	(0.72)

Total interest-bearing consumer and commercial deposits	89,970.4	309.4	1.36	88,953.4	352.8	1.59	1,017.0	(0.23)		10,650.5	(0.81)
Brokered deposits	4,706.0	25.5	2.12	6,315.3	46.0	2.88	(1,609.3)	(0.76)		(5,987.5)	(1.20)
Foreign deposits	486.9	0.1	0.11	293.1	0.1	0.12	193.8	(0.01)		(4,619.4)	(1.57)

Total interest-bearing deposits	95,163.3	335.0	1.40	95,561.8	398.9	1.67	(398.5)	(0.27)		43.6	(0.88)
Funds purchased	1,521.7	0.7	0.18	2,199.2	1.1	0.20	(677.5)	(0.02)		(1,136.8)	(1.62)
Securities sold under agreements to repurchase	2,043.1	0.8	0.15	2,698.9	1.3	0.20	(655.8)	(0.05)		(2,928.6)	(1.35)
Interest-bearing trading liabilities	414.1	4.7	4.46	453.1	4.9	4.35	(39.0)	0.11		(580.4)	0.93
Other short-term borrowings	1,606.8	2.9	0.73	2,576.2	3.6	0.56	(969.4)	0.17		(914.2)	(1.04)
Long-term debt	18,388.6	176.0	3.80	20,049.8	193.8	3.88	(1,661.2)	(0.08)		(4,030.8)	(1.06)

Total interest-bearing liabilities	119,137.6	520.1	1.73	123,539.0	603.6	1.96	(4,401.4)	(0.23)		(9,547.2)	(0.96)
Noninterest-bearing deposits	24,516.0			24,574.1			(58.1)			3,636.1
Other liabilities	4,384.6			4,491.6			(107.0)			(461.0)
Noninterest-bearing trading liabilities	1,957.1			1,950.1			7.0			576.3
Shareholders’ equity	22,467.9			21,925.7			542.2			4,370.5

Total liabilities and shareholders’ equity	$172,463.2			$176,480.5			($4,017.3)			($1,425.3)

Interest Rate Spread			2.75%			2.56%		0.19%			0.09%

Net Interest Income - FTE [1]		$1,168.2			$1,121.1

Net Interest Margin [2]			3.10%			2.94%		0.16%			0.03%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2009			December 31, 2008			September 30, 2008
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$29,945.3	$451.5	6.03%	$31,006.9	$482.4	6.22%	$31,486.5	$494.0	6.28%
Real estate construction	7,376.5	59.9	3.29	8,914.8	106.5	4.75	10,501.9	130.0	4.92
Real estate home equity lines	15,906.7	132.7	3.38	15,803.1	173.8	4.38	15,424.4	193.0	4.98
Real estate commercial	15,338.8	158.3	4.18	14,736.8	202.2	5.46	14,138.6	193.4	5.44
Commercial - FTE [1]	39,198.6	453.4	4.69	40,463.8	540.5	5.31	38,064.4	508.5	5.32
Credit card	972.2	18.1	7.45	999.0	16.9	6.76	859.7	9.4	4.36
Consumer - direct	5,164.6	56.3	4.42	5,009.4	65.3	5.18	4,705.0	62.9	5.32
Consumer - indirect	6,624.1	105.1	6.44	6,820.9	109.6	6.39	7,152.3	114.0	6.34
Nonaccrual and restructured	4,806.7	4.3	0.36	3,853.2	5.1	0.53	3,309.2	7.4	0.88

Total loans	125,333.5	1,439.6	4.66	127,607.9	1,702.3	5.31	125,642.0	1,712.6	5.42
Securities available for sale:
Taxable	16,371.0	199.4	4.87	13,071.2	183.8	5.63	11,944.2	174.4	5.84
Tax-exempt - FTE [1]	1,071.9	14.7	5.50	1,007.9	15.2	6.04	1,017.2	15.5	6.07

Total securities available for sale - FTE[1]	17,442.9	214.1	4.91	14,079.1	199.0	5.65	12,961.4	189.9	5.86
Funds sold and securities purchased under agreements to resell	963.7	0.9	0.39	963.2	1.9	0.77	1,649.7	7.5	1.79
Loans held for sale	5,348.8	61.8	4.62	3,968.3	53.5	5.39	4,459.3	65.0	5.82
Interest-bearing deposits	26.1	0.1	1.76	30.9	0.2	2.14	28.0	0.2	2.81
Interest earning trading assets	5,275.0	43.7	3.35	6,538.5	60.3	3.67	7,579.4	71.6	3.76

Total earning assets	154,390.0	1,760.2	4.62	153,187.9	2,017.2	5.24	152,319.8	2,046.8	5.35
Allowance for loan and lease losses	(2,350.9)			(1,997.9)			(2,035.8)
Cash and due from banks	3,995.4			3,218.6			2,918.1
Other assets	17,415.5			17,695.3			17,120.7
Noninterest earning trading assets	4,080.2			3,571.8			2,039.3
Unrealized gains on securities available for sale, net	1,341.1			1,371.6			1,526.4

Total assets	$178,871.3			$177,047.3			$173,888.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,243.5	$26.1	0.50%	$20,095.0	$32.6	0.65%	$20,501.5	$55.9	1.08%
Money market accounts	29,316.9	96.3	1.33	27,968.7	126.3	1.80	26,897.1	122.5	1.81
Savings	3,443.1	2.3	0.27	3,460.0	2.8	0.32	3,770.9	3.8	0.40
Consumer time	17,240.2	137.0	3.22	17,043.5	141.9	3.31	16,282.1	144.2	3.52
Other time	13,444.0	107.4	3.24	12,716.6	112.0	3.50	11,868.3	106.8	3.58

Total interest-bearing consumer and commercial deposits	84,687.7	369.1	1.77	81,283.8	415.6	2.03	79,319.9	433.2	2.17
Brokered deposits	7,004.9	54.6	3.12	8,942.3	84.3	3.69	10,693.5	90.8	3.32
Foreign deposits	412.4	0.2	0.17	3,706.4	4.0	0.42	5,106.3	21.9	1.68

Total interest-bearing deposits	92,105.0	423.9	1.87	93,932.5	503.9	2.13	95,119.7	545.9	2.28
Funds purchased	1,533.3	0.9	0.24	2,156.1	3.8	0.69	2,658.5	12.3	1.80
Securities sold under agreements to repurchase	3,245.5	1.8	0.22	3,609.4	3.1	0.33	4,971.7	19.1	1.50
Interest-bearing trading liabilities	658.6	6.2	3.79	585.9	5.7	3.87	994.5	8.8	3.53
Other short-term borrowings	4,967.4	5.1	0.42	4,163.5	8.0	0.77	2,521.0	11.2	1.77
Long-term debt	24,437.7	229.3	3.81	24,037.8	284.0	4.70	22,419.4	273.8	4.86

Total interest-bearing liabilities	126,947.5	667.2	2.13	128,485.2	808.5	2.50	128,684.8	871.1	2.69
Noninterest-bearing deposits	22,827.2			20,954.6			20,879.9
Other liabilities	4,354.2			5,124.7			4,845.6
Noninterest-bearing trading liabilities	2,374.5			2,591.8			1,380.8
Shareholders’ equity	22,367.9			19,891.0			18,097.4

Total liabilities and shareholders’ equity	$178,871.3			$177,047.3			$173,888.5

Interest Rate Spread			2.49%			2.74%			2.66%

Net Interest Income - FTE [1]		$1,093.0			$1,208.7			$1,175.7

Net Interest Margin [2]			2.87%			3.14%			3.07%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Nine Months Ended						Increase/(Decrease) From
	September 30, 2009			September 30, 2008			Prior Year
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$29,237.9	$1,312.2	5.98%	$32,011.4	$1,522.3	6.34%	($2,773.5)	(0.36	) %
Real estate construction	6,408.1	157.6	3.29	11,471.1	469.2	5.46	(5,063.0)	(2.17)
Real estate home equity lines	15,774.6	394.2	3.34	15,004.0	623.0	5.55	770.6	(2.21)
Real estate commercial	15,646.4	483.0	4.13	13,711.0	587.5	5.72	1,935.4	(1.59)
Commercial - FTE [1]	37,722.0	1,365.2	4.84	37,349.0	1,549.1	5.54	373.0	(0.70)
Credit card	980.0	54.1	7.36	816.9	17.7	2.88	163.1	4.48
Consumer - direct	5,111.0	156.3	4.09	4,384.8	188.9	5.75	726.2	(1.66)
Consumer - indirect	6,579.9	314.0	6.38	7,410.7	350.2	6.31	(830.8)	0.07
Nonaccrual and restructured	5,604.2	24.6	0.59	2,543.5	20.3	1.07	3,060.7	(0.48)

Total loans	123,064.1	4,261.2	4.63	124,702.4	5,328.2	5.71	(1,638.3)	(1.08)
Securities available for sale:
Taxable	17,484.7	582.4	4.44	11,933.6	547.2	6.11	5,551.1	(1.67)
Tax-exempt - FTE [1]	1,019.8	41.9	5.47	1,048.6	47.9	6.09	(28.8)	(0.62)

Total securities available for sale - FTE[1]	18,504.5	624.3	4.50	12,982.2	595.1	6.11	5,522.3	(1.61)
Funds sold and securities purchased under agreement to resell	827.2	1.9	0.30	1,436.7	23.2	2.12	(609.5)	(1.82)
Loans held for sale	5,664.7	191.5	4.51	5,487.4	236.4	5.74	177.3	(1.23)
Interest-bearing deposits	25.6	0.2	1.09	23.8	0.7	3.63	1.8	(2.54)
Interest earning trading assets	4,278.4	94.0	2.94	7,968.6	244.1	4.09	(3,690.2)	(1.15)

Total earning assets	152,364.5	5,173.1	4.54	152,601.1	6,427.7	5.63	(236.6)	(1.09)
Allowance for loan and lease losses	(2,627.7)			(1,753.6)			(874.1)
Cash and due from banks	3,895.5			3,051.1			844.4
Other assets	17,256.3			17,127.7			128.6
Noninterest earning trading assets	3,540.3			2,329.3			1,211.0
Unrealized gains on securities available for sale, net	1,486.0			2,090.1			(604.1)

Total assets	$175,914.9			$175,445.7			$469.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$22,666.0	$76.2	0.45%	$21,411.7	$220.3	1.37%	$1,254.3	(0.92	) %
Money market accounts	31,036.2	252.2	1.09	26,093.5	394.0	2.02	4,942.7	(0.93)
Savings	3,613.8	7.6	0.28	3,875.3	13.4	0.46	(261.5)	(0.18)
Consumer time	17,112.0	387.6	3.03	16,678.4	497.2	3.98	433.6	(0.95)
Other time	13,461.9	307.7	3.06	12,022.7	366.6	4.07	1,439.2	(1.01)

Total interest-bearing consumer and commercial deposits	87,889.9	1,031.3	1.57	80,081.6	1,491.5	2.49	7,808.3	(0.92)
Brokered deposits	6,000.3	126.1	2.77	11,013.9	307.2	3.66	(5,013.6)	(0.89)
Foreign deposits	397.7	0.4	0.13	4,432.9	74.8	2.22	(4,035.2)	(2.09)

Total interest-bearing deposits	94,287.9	1,157.8	1.64	95,528.4	1,873.5	2.62	(1,240.5)	(0.98)
Funds purchased	1,751.4	2.7	0.20	2,778.4	47.6	2.25	(1,027.0)	(2.05)
Securities sold under agreements to repurchase	2,658.1	3.9	0.20	5,414.9	76.0	1.84	(2,756.8)	(1.64)
Interest-bearing trading liabilities	507.7	15.7	4.14	852.8	21.5	3.36	(345.1)	0.78
Other short-term borrowings	3,037.8	11.7	0.52	2,685.8	47.1	2.34	352.0	(1.82)
Long-term debt	20,936.5	599.1	3.83	22,508.5	833.5	4.95	(1,572.0)	(1.12)

Total interest-bearing liabilities	123,179.4	1,790.9	1.94	129,768.8	2,899.2	2.98	(6,589.4)	(1.04)
Noninterest-bearing deposits	23,978.7			20,947.1			3,031.6
Other liabilities	4,410.2			5,040.1			(629.9)
Noninterest-bearing trading liabilities	2,092.4			1,528.2			564.2
Shareholders’ equity	22,254.2			18,161.5			4,092.7

Total liabilities and shareholders’ equity	$175,914.9			$175,445.7			$469.2

Interest Rate Spread			2.60%			2.65%		(0.05	) %

Net Interest Income - FTE [1]		$3,382.2			$3,528.5

Net Interest Margin [2]			2.97%			3.09%		(0.12	) %

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended	Nine Months Ended
September 30	Increase/(Decrease)	September 30	Increase/(Decrease)
2009	2008	Amount	%[1]	2009	2008	Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$2,896,000	$1,829,400	$1,066,600	58.3%	$2,350,996	$1,282,504	$1,068,492	83.3%
Provision for loan losses	1,133,929	503,672	630,257	NM	3,090,208	1,511,721	1,578,487	NM
Allowance from GB&T acquisition	-	-	-	NM	-	158,705	(158,705)	(100.0)
Charge-offs
Commercial	(205,164)	(54,103)	151,061	NM	(502,129)	(129,052)	373,077	NM
Real estate:
Home equity lines	(189,230)	(119,162)	70,068	58.8	(547,189)	(312,621)	234,568	75.0
Construction	(158,386)	(51,719)	106,667	NM	(326,597)	(110,300)	216,297	NM
Residential mortgages[2]	(389,640)	(133,510)	256,130	NM	(899,905)	(368,751)	531,154	NM
Commercial real estate	(24,298)	(400)	23,898	NM	(28,943)	(1,196)	27,747	NM
Consumer:
Direct	(19,955)	(10,406)	9,549	91.8	(42,388)	(28,573)	13,815	48.3
Indirect	(35,131)	(41,249)	(6,118)	(14.8)	(117,365)	(127,239)	(9,874)	(7.8)
Credit cards	(24,090)	(9,175)	14,915	NM	(63,852)	(20,253)	43,599	NM

Total charge-offs	(1,045,894)	(419,724)	626,170	NM	(2,528,368)	(1,097,985)	1,430,383	NM

Recoveries
Commercial	9,589	5,147	4,442	86.3	25,222	17,415	7,807	44.8
Real estate:
Home equity lines	8,639	3,903	4,736	NM	17,465	11,921	5,544	46.5
Construction	1,761	1,786	(25)	(1.4)	6,227	2,046	4,181	NM
Residential mortgages	3,955	2,083	1,872	89.9	11,959	4,950	7,009	NM
Commercial real estate	3,462	257	3,205	NM	3,438	454	2,984	NM
Consumer:
Direct	2,003	1,700	303	17.8	5,870	6,200	(330)	(5.3)
Indirect	9,890	12,491	(2,601)	(20.8)	39,216	42,061	(2,845)	(6.8)
Credit cards	666	285	381	NM	1,767	1,008	759	75.3

Total recoveries	39,965	27,652	12,313	44.5	111,164	86,055	25,109	29.2

Net charge-offs	(1,005,929)	(392,072)	613,857	NM	(2,417,204)	(1,011,930)	1,405,274	NM

Allowance for loan and lease losses - ending	$3,024,000	$1,941,000	$1,083,000	55.8	$3,024,000	$1,941,000	$1,083,000	55.8

Net charge-offs to average loans (annualized)
Commercial	2.15%	0.57%	1.58%	NM	%	1.67%	0.40%	1.27%	NM	%
Real estate:
Home equity lines	4.51	2.97	1.54	51.8	4.42	2.68	1.74	64.9
Construction	8.83	1.73	7.10	NM	5.46	1.18	4.28	NM
Residential mortgages	4.92	1.57	3.35	NM	3.75	1.46	2.29	NM
Commercial real estate	0.51	-	0.51	NM	0.21	0.01	0.20	NM
Consumer:
Direct	1.41	0.74	0.67	90.5	0.96	0.68	0.28	41.2
Indirect	1.50	1.56	(0.06)	(3.8)	1.58	1.52	0.06	3.9
Credit cards	9.39	4.11	5.28	NM	8.47	3.15	5.32	NM
Total net charge-offs to total average loans	3.33	1.24	2.09	NM	2.63	1.08	1.55	NM

Period Ended
Nonaccrual/nonperforming loans
Commercial	$595,454	$257,343	$338,111	NM	%
Real estate:
Home equity lines	280,072	232,904	47,168	20.3
Construction	1,582,148	1,040,678	541,470	52.0
Residential mortgages	2,645,512	1,548,955	1,096,557	70.8
Commercial real estate	302,515	164,906	137,609	83.4
Consumer loans	38,610	44,732	(6,122)	(13.7)

Total nonaccrual/ nonperforming loans	5,444,311	3,289,518	2,154,793	65.5
Other real estate owned (OREO)	571,553	387,037	184,516	47.7
Other repossessed assets	78,911	13,714	65,197	NM

Total nonperforming assets	$6,094,775	$3,690,269	$2,404,506	65.2

Restructured loans (accruing)	$1,343,643	$381,040	$962,603	NM

Total accruing loans past due 90 days or more [3]	$1,508,744	$772,132	$736,612	95.4%

Total nonperforming loans to total loans	4.67%	2.60%	2.07%	79.6%
Total nonperforming assets to total loans plus OREO and other repossessed assets	5.20	2.90	2.30	79.3

Allowance to period-end loans	2.61	1.54	1.07	69.5
Allowance to nonperforming loans	56.67	62.09	(5.42)	(8.7)
Allowance to annualized net charge-offs	0.76	x	1.24	x	(0.48	) x	(38.7)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

Prior to 2009, borrower misrepresentation fraud and denied insurance claim losses were recorded as operating losses in the Consolidated Statements of Income. These credit-related operating losses totaled $67.9 million and $117.8 million during the three and nine month periods ended September 30, 2008, respectively. During 2009, credit-related operating losses charged-off against previously established reserves within other liabilities totaled $0 and $194.9 million during the three and nine month periods ended September 30, 2009, respectively.

[3]

Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1,208.9 million, and $603.6 million at September 30, 2009 and September 30, 2008, respectively.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended
September 30	June 30	Increase/(Decrease)	March 31	December 31	September 30
2009	2009	Amount	%[1]	2009	2008	2008
CREDIT DATA
Allowance for loan and lease losses - beginning	$2,896,000	$2,735,000	$161,000	5.9%	$2,350,996	$1,941,000	$1,829,400
Provision for loan losses	1,133,929	962,181	171,748	17.8	994,098	962,494	503,672
Charge-offs
Commercial	(205,164)	(156,013)	49,151	31.5	(140,952)	(89,675)	(54,103)
Real estate:
Home equity lines	(189,230)	(197,099)	(7,869)	(4.0)	(160,860)	(136,949)	(119,162)
Construction	(158,386)	(85,830)	72,556	84.5	(82,381)	(84,194)	(51,719)
Residential mortgages[2]	(389,640)	(325,144)	64,496	19.8	(185,121)	(156,397)	(133,510)
Commercial real estate	(24,298)	(2,560)	21,738	NM	(2,085)	(23,548)	(400)
Consumer:
Direct	(19,955)	(13,378)	6,577	49.2	(9,055)	(13,295)	(10,406)
Indirect	(35,131)	(32,900)	2,231	6.8	(49,334)	(65,666)	(41,249)
Credit cards	(24,090)	(22,634)	1,456	6.4	(17,128)	(12,843)	(9,175)

Total charge-offs	(1,045,894)	(835,558)	210,336	25.2	(646,916)	(582,567)	(419,724)

Recoveries
Commercial	9,589	6,451	3,138	48.6	9,182	6,724	5,147
Real estate:
Home equity lines	8,639	5,014	3,625	72.3	3,812	4,480	3,903
Construction	1,761	3,283	(1,522)	(46.4)	1,183	802	1,786
Residential mortgages	3,955	4,705	(750)	(15.9)	3,299	2,816	2,083
Commercial real estate	3,462	(165)	3,627	NM	141	700	257
Consumer:
Direct	2,003	1,737	266	15.3	2,130	1,964	1,700
Indirect	9,890	12,736	(2,846)	(22.3)	16,590	12,102	12,491
Credit cards	666	616	50	8.1	485	481	285

Total recoveries	39,965	34,377	5,588	16.3	36,822	30,069	27,652

Net charge-offs	(1,005,929)	(801,181)	204,748	25.6	(610,094)	(552,498)	(392,072)

Allowance for loan and lease losses - ending	$3,024,000	$2,896,000	$128,000	4.4	$2,735,000	$2,350,996	$1,941,000

Net charge-offs to average loans (annualized)
Commercial	2.15%	1.53%	0.62%	40.5%	1.35%	0.81%	0.57%
Real estate:
Home equity lines	4.51	4.79	(0.28)	(5.8)	4.00	3.33	2.97
Construction	8.83	4.20	4.63	NM	3.76	3.29	1.73
Residential mortgages	4.92	4.06	0.86	21.2	2.28	1.86	1.57
Commercial real estate	0.51	0.07	0.44	NM	0.05	0.61	-
Consumer:
Direct	1.41	0.91	0.50	54.9	0.54	0.90	0.74
Indirect	1.50	1.24	0.26	21.0	2.00	3.12	1.56
Credit cards	9.39	9.03	0.36	4.0	6.94	4.92	4.11
Total net charge-offs to total average loans	3.33	2.59	0.74	28.6	1.97	1.72	1.24

Period Ended
Nonaccrual/nonperforming loans
Commercial	$595,454	$716,427	($120,973)	(16.9	) %	$400,076	$321,980	$257,343
Real estate:
Home equity lines	280,072	311,247	(31,175)	(10.0)	323,226	272,577	232,904
Construction	1,582,148	1,613,186	(31,038)	(1.9)	1,468,108	1,276,847	1,040,678
Residential mortgages	2,645,512	2,529,163	116,349	4.6	2,177,946	1,846,999	1,548,955
Commercial real estate	302,515	284,514	18,001	6.3	221,790	176,578	164,906
Consumer loans	38,610	49,422	(10,812)	(21.9)	49,842	45,045	44,732

Total nonaccrual/ nonperforming loans	5,444,311	5,503,959	(59,648)	(1.1)	4,640,988	3,940,026	3,289,518
Other real estate owned (OREO)	571,553	588,922	(17,369)	(2.9)	593,579	500,481	387,037
Other repossessed assets	78,911	72,149	6,762	9.4	11,807	15,866	13,714

Total nonperforming assets	$6,094,775	$6,165,030	($70,255)	(1.1)	$5,246,374	$4,456,373	$3,690,269

Restructured loans (accruing)	$1,343,643	$925,045	$418,598	45.3%	$651,068	$462,648	$381,040

Total accruing loans past due 90 days or more [3]	$1,508,744	$1,410,647	$98,097	7.0%	$1,341,567	$1,032,260	$772,132

Total nonperforming loans to total loans	4.67%	4.48%	0.19%	4.2%	3.75%	3.10%	2.60%
Total nonperforming assets to total loans plus OREO and other repossessed assets	5.20	4.99	0.21	4.2	4.21	3.49	2.90
Allowance to period-end loans	2.61	2.37	0.24	10.1	2.21	1.86	1.54
Allowance to nonperforming loans	56.67	53.81	2.86	5.3	60.38	61.67	62.09
Allowance to annualized net charge-offs	0.76	x	0.90	x	(0.14	) x	(15.6)	1.11	x	1.07	x	1.24	x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

Prior to 2009, borrower misrepresentation fraud and denied insurance claim losses were recorded as operating losses in the Consolidated Statements of Income. These credit-related operating losses totaled $42.5 million and $67.9 million during the quarters ended December 31, 2008 and September 30, 2008, respectively. During 2009, credit-related operating losses charged-off against previously established reserves within other liabilities totaled $42.8 million and $152.1 million during the three month periods ended June 30, 2009 and March 31, 2009, respectively.

[3]

Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1,208.9 million, $1,101.3 million, $955.9 million, $823.0 million, and $603.6 million at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, and September 30, 2008, respectively.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30					September 30
	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$172,985	$1,193,450	$-	$75,621	$1,442,056	$172,655	$1,049,425	$-	$140,915	$1,362,995
Amortization	(14,581)	(51,469)	-	(3,971)	(70,021)	(43,761)	(164,546)	-	(15,240)	(223,547)
Mortgage Servicing Rights (“MSRs”) originated	-	98,312	-	-	98,312	-	396,590	-	-	396,590
MSRs impairment reserve	-	-	-	-	-	-	(1,881)	-	-	(1,881)
MSRs impairment recovery	-	-	-	-	-	-	1,881	-	-	1,881
Sale of interest in Lighthouse Partners	-	-	-	-	-	-	-	-	(5,992)	(5,992)
Sale/securitization of MSRs	-	(90,280)	-	-	(90,280)	-	(131,456)	-	-	(131,456)
Customer intangible impairment charge	-	-	-	-	-	-	-	-	(45,000)	(45,000)
Purchased credit card relationships	-	-	-	9,898	9,898	-	-	-	9,898	9,898
Acquisition of GB&T	-	-	-	-	-	29,510	-	-	-	29,510
Sale of First Mercantile	-	-	-	-	-	-	-	-	(3,033)	(3,033)

Balance September 30, 2008	$158,404	$1,150,013	$-	$81,548	$1,389,965	$158,404	$1,150,013	$-	$81,548	$1,389,965

Balance, beginning of period	$123,145	$680,383	$641,939	$72,016	$1,517,483	$145,311	$810,474	$-	$79,642	$1,035,427
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(187,804)	187,804	-	-
Amortization	(10,195)	(41,401)	-	(3,546)	(55,142)	(32,361)	(171,895)	-	(11,323)	(215,579)
MSRs originated	-	-	205,791	-	205,791	-	-	585,516	-	585,516
MSRs impairment recovery	-	492	-	-	492	-	188,699	-	-	188,699
Fair value changes due to inputs and assumptions	-	-	(45,103)	-	(45,103)	-	-	70,148	-	70,148
Other changes in fair value	-	-	(19,385)	-	(19,385)	-	-	(60,226)	-	(60,226)
Other	-	-	-	-	-	-	-	-	151	151

Balance, September 30, 2009	$112,950	$639,474	$783,242	$68,470	$1,604,136	$112,950	$639,474	$783,242	$68,470	$1,604,136

	Three Months Ended
	September 30 2009	June 30 2009	March 31 2009	December 31 2008	September 30 2008

COMMON SHARE ROLLFORWARD
Beginning balance	498,786	356,693	354,515	353,963	353,542
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	361	226	2,178	552	421
Issuance of common stock - Capital Plan	-	141,867	-	-	-

Ending balance	499,147	498,786	356,693	354,515	353,963

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	-	-	-	-	-
Average price per share of repurchased common shares	$-	$-	$-	$-	$-
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

[1]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended									Nine Months Ended
	September 30 2009		June 30 2009		March 31 2009		December 31 2008		September 30 2008	September 30 2009		September 30 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income/(loss)	($316,941)		($183,460)		($815,167)		($347,587)		$312,444	($1,315,568)		$1,143,361
Securities (gains)/losses, net of tax	(28,949)		15,437		(2,094)		(254,853)		(107,289)	(15,605)		(410,593)

Net income/(loss) excluding net securities (gains)/losses, net of tax	(345,890)		(168,023)		(817,261)		(602,440)		205,155	(1,331,173)		732,768
The Coca-Cola Company stock dividend, net of tax	(10,947)		(10,947)		(10,947)		(10,146)		(10,146)	(32,841)		(39,623)

Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	(356,837)		(178,970)		(828,208)		(612,586)		195,009	(1,364,014)		693,145
Preferred dividends, Series A	(1,763)		(5,635)		(5,000)		(5,055)		(5,111)	(12,398)		(17,200)
U.S. Treasury preferred dividends	(66,439)		(66,546)		(66,279)		(26,579)		-	(199,264)		-
Dividends and undistributed earnings allocated to unvested shares	3,106		1,788		11,065		4,283		(2,936)	15,959		(10,241)
Gain on purchase of Series A preferred stock	4,893		89,425		-		-		-	94,318		-

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company stock dividend	($417,040)		($159,938)		($888,422)		($639,937)		$186,962	($1,465,399)		$665,704

Total average assets	$172,463,221		$176,480,470		$178,871,285		$177,047,258		$173,888,490	$175,914,853		$175,445,683
Average net unrealized securities gains	(1,607,293)		(1,506,504)		(1,341,146)		(1,371,624)		(1,526,431)	(1,485,956)		(2,090,050)

Average assets less net unrealized securities gains	$170,855,928		$174,973,966		$177,530,139		$175,675,634		$172,362,059	$174,428,897		$173,355,633

Total average common shareholders’ equity	$17,556,380		$16,699,659		$17,144,179		$17,600,105		$17,597,380	$17,134,916		$17,661,553
Average accumulated other comprehensive income	(504,018)		(745,189)		(824,314)		(996,955)		(871,413)	(690,000)		(1,296,159)

Total average realized common shareholders’ equity	$17,052,362		$15,954,470		$16,319,865		$16,603,150		$16,725,967	$16,444,916		$16,365,394

Return on average total assets	(0.73	) %	(0.42	) %	(1.85	) %	(0.78	) %	0.71%	(1.00	) %	0.87%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.10)		0.01		(0.04)		(0.61)		(0.26)	(0.05)		(0.34)

Return on average total assets less net unrealized securities gains [1]	(0.83	) %	(0.41	) %	(1.89	) %	(1.39	) %	0.45%	(1.05	) %	0.53%

Return on average common shareholders’ equity	(8.52	) %	(3.95	) %	(20.71	) %	(8.47	) %	6.88%	(11.06	) %	8.44%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(1.18)		(0.07)		(1.37)		(6.86)		(2.43)	(0.85)		(3.01)

Return on average realized common shareholders’ equity [2]	(9.70	) %	(4.02	) %	(22.08	) %	(15.33	) %	4.45%	(11.91	) %	5.43%

Efficiency ratio [3]	73.53%		69.68%		97.22%		82.34%		67.67%	80.45%		58.93%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(0.71)		(0.63)		(34.25)		(0.90)		(0.75)	(12.51)		(1.42)

Tangible efficiency ratio [4]	72.82%		69.05%		62.97%		81.44%		66.92%	67.94%		57.51%

Total shareholders’ equity	$22,908,284		$22,953,158		$21,645,626		$22,500,805		$18,069,378
Goodwill, net of deferred taxes	(6,204,954)		(6,213,243)		(6,224,610)		(6,941,104)		(7,062,869)
Other intangible assets including MSRs, net of deferred taxes	(1,559,765)		(1,468,209)		(1,049,155)		(978,211)		(1,328,055)
MSRs	1,422,716		1,322,322		894,797		810,474		1,150,013

Tangible equity	16,566,281		16,594,028		15,266,658		15,391,964		10,828,467
Preferred stock	(4,911,416)		(4,918,863)		(5,227,357)		(5,221,703)		(500,000)

Tangible common equity	$11,654,865		$11,675,165		$10,039,301		$10,170,261		$10,328,467

Total assets	$172,717,747		$176,734,971		$179,116,402		$189,137,961		$174,776,760
Goodwill	(6,314,382)		(6,314,382)		(6,309,431)		(7,043,503)		(7,062,869)
Other intangible assets including MSRs	(1,604,136)		(1,517,483)		(1,103,333)		(1,035,427)		(1,389,965)
MSRs	1,422,716		1,322,322		894,797		810,474		1,150,013

Tangible assets	$166,221,945		$170,225,428		$172,598,435		$181,869,505		$167,473,939

Tangible equity to tangible assets [5]	9.96%		9.75%		8.85%		8.46%		6.47%
Tangible book value per common share [7]	$23.35		$23.41		$28.15		$28.69		$29.18

Net interest income	$1,137,458		$1,089,657		$1,062,098		$1,176,860		$1,146,213	$3,289,213		$3,442,796
Taxable-equivalent adjustment	30,716		31,428		30,859		31,790		29,466	93,003		85,697

Net interest income - FTE	1,168,174		1,121,085		1,092,957		1,208,650		1,175,679	3,382,216		3,528,493
Noninterest income	775,051		1,071,675		1,121,238		717,729		1,285,222	2,967,964		3,755,734

Total revenue - FTE	1,943,225		2,192,760		2,214,195		1,926,379		2,460,901	6,350,180		7,284,227
Securities (gains)/losses, net	(46,692)		24,899		(3,377)		(411,053)		(173,046)	(25,170)		(662,247)

Total revenue - FTE excluding net securities (gains)/losses [6]	$1,896,533		$2,217,659		$2,210,818		$1,515,326		$2,287,855	$6,325,010		$6,621,980

[1]	SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.
[2]	SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average realized common shareholders’ equity.
[3]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[4]	SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]	SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
[6]	SunTrust presents total revenue- FTE excluding net realized securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.
[7]	SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2009	June 30 2009	March 31 2009	December 31 2008	September 30 2008	September 30 2009	September 30 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Total noninterest expense	$1,428,847	$1,527,972	$2,152,023	$1,586,153	$1,665,295	$5,108,842	$4,292,870
Goodwill/intangible impairment charges other than MSRs	-	-	751,156	-	-	751,156	45,000

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,428,847	$1,527,972	$1,400,867	$1,586,153	$1,665,295	$4,357,686	$4,247,870

Net income/(loss)	($316,941)	($183,460)	($815,167)	($347,587)	$312,444	($1,315,568)	$1,143,361
Goodwill/intangible impairment charges other than MSRs, after tax	-	-	723,853	-	-	723,853	27,281

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($316,941)	($183,460)	($91,314)	($347,587)	$312,444	($591,715)	$1,170,642

Net income/(loss) available to common shareholders	($377,144)	($164,428)	($875,381)	($374,938)	$304,397	($1,416,953)	$1,115,920
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	714,824	-	-	714,824	27,006

Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($377,144)	($164,428)	($160,557)	($374,938)	$304,397	($702,129)	$1,142,926

Net income/(loss) per average common share, diluted	($0.76)	($0.41)	($2.49)	($1.07)	$0.87	($3.41)	$3.19
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	2.03	-	-	1.72	0.08

Net income/(loss) per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($0.76)	($0.41)	($0.46)	($1.07)	$0.87	($1.69)	$3.27

SUPPLEMENTAL INCOME STATEMENT RECONCILIATION
Net income/(loss)	($316,941)	($183,460)	($815,167)	($347,587)	$312,444	($1,315,568)	$1,143,361
Preferred dividends, Series A	(1,763)	(5,635)	(5,000)	(5,055)	(5,111)	(12,398)	(17,200)
U.S. Treasury preferred dividends	(66,439)	(66,546)	(66,279)	(26,579)	-	(199,264)	-
Dividends and undistributed earnings allocated to unvested shares	3,106	1,788	11,065	4,283	(2,936)	15,959	(10,241)
Gain on purchase of Series A preferred stock	4,893	89,425	-	-	-	94,318	-

Net income/(loss) available to common shareholders	($377,144)	($164,428)	($875,381)	($374,938)	$304,397	($1,416,953)	$1,115,920

[1]

SunTrust presents noninterest expense, net income/(loss), net income/(loss) available to common shareholders, and net income/(loss) per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes this measure is useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measure also allows better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses this measure internally to analyze performance.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2009	September 30 2008	% Change[3]		September 30 2009	September 30 2008	% Change[3]

Statements of Income

Net interest income[1]	$599,428	$640,405	(6.4	) %	$1,734,106	$1,909,081	(9.2	) %
FTE adjustment	9,210	8,331	10.6		27,070	25,640	5.6

Net interest income - FTE	608,638	648,736	(6.2)		1,761,176	1,934,721	(9.0)
Provision for loan losses[2]	344,460	159,614	NM		825,927	372,062	NM

Net interest income after provision for loan losses - FTE	264,178	489,122	(46.0)		935,249	1,562,659	(40.2)

Noninterest income before securities gains/(losses)	343,448	364,551	(5.8)		1,014,432	1,057,746	(4.1)
Securities gains/(losses), net	8	(220)	NM		(11)	(220)	(95.0)

Total noninterest income	343,456	364,331	(5.7)		1,014,421	1,057,526	(4.1)

Noninterest expense before amortization/impairment of goodwill/intangible assets	781,876	685,789	14.0		2,197,199	1,955,378	12.4
Amortization/impairment of goodwill/intangible assets	10,188	14,571	(30.1)		331,579	43,730	NM

Total noninterest expense	792,064	700,360	13.1		2,528,778	1,999,108	26.5

Income/(loss) before provision/(benefit) for income taxes	(184,430)	153,093	NM		(579,108)	621,077	NM
Less: provision/(benefit) for income taxes	(90,405)	26,936	NM		(189,470)	142,395	NM
FTE adjustment	9,210	8,331	10.6		27,070	25,640	5.6

Net income/(loss) including income attributable to noncontrolling interest	(103,235)	117,826	NM		(416,708)	453,042	NM
Less: net income attributable to noncontrolling interest	-	-	-		-	1	(100.0)

Net income/(loss)	($103,235)	$117,826	NM		($416,708)	$453,041	NM

Total revenue - FTE	$952,094	$1,013,067	(6.0)		$2,775,597	$2,992,247	(7.2)

Selected Average Balances

Total loans	$48,745,228	$51,097,300	(4.6	) %	$49,835,876	$50,630,543	(1.6	) %
Goodwill	5,738,804	6,220,029	(7.7)		5,892,972	6,131,615	(3.9)
Other intangible assets excluding MSRs	117,888	166,465	(29.2)		128,423	164,548	(22.0)
Total assets	56,092,389	58,881,083	(4.7)		57,286,453	58,302,730	(1.7)
Consumer and commercial deposits	92,630,845	81,316,448	13.9		90,068,715	82,037,797	9.8

Performance Ratios

Efficiency ratio	83.19%	69.13%			91.11%	66.81%
Impact of excluding amortization/impairment of goodwill/intangible assets	(6.70)	(6.10)			(17.62)	(5.87)

Tangible efficiency ratio	76.49%	63.03%			73.49%	60.94%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2009	September 30 2008	% Change[3]		September 30 2009	September 30 2008	% Change[3]

Statements of Income

Net interest income[1]	$75,650	$59,944	26.2%		$234,937	$178,575	31.6%
FTE adjustment	18,081	16,796	7.7		55,167	46,071	19.7

Net interest income - FTE	93,731	76,740	22.1		290,104	224,646	29.1
Provision for loan losses[2]	120,860	2,246	NM		273,398	2,189	NM

Net interest income after provision for loan losses - FTE	(27,129)	74,494	NM		16,706	222,457	(92.5)

Noninterest income before securities gains/(losses)	197,857	134,586	47.0		561,624	443,671	26.6
Securities gains/(losses), net	-	-	-		-	-	-

Total noninterest income	197,857	134,586	47.0		561,624	443,671	26.6

Noninterest expense before amortization of intangible assets	140,687	135,946	3.5		423,203	408,196	3.7
Amortization of intangible assets	122	122	-		366	366	-

Total noninterest expense	140,809	136,068	3.5		423,569	408,562	3.7

Income before provision/(benefit) for income taxes	29,919	73,012	(59.0)		154,761	257,566	(39.9)
Less: provision/(benefit) for income taxes	(6,609)	20,704	NM		2,386	64,653	(96.3)
FTE adjustment	18,081	16,796	7.7		55,167	46,071	19.7

Net income including income attributable to noncontrolling interest	18,447	35,512	(48.1)		97,208	146,842	(33.8)
Less: net income attributable to noncontrolling interest	-	-	-		-	-	-

Net income	$18,447	$35,512	(48.1)		$97,208	$146,842	(33.8)

Total revenue - FTE	$291,588	$211,326	38.0		$851,728	$668,317	27.4

Selected Average Balances

Total loans	$20,085,882	$21,554,404	(6.8	) %	$21,858,078	$20,768,297	5.2%
Goodwill	223,307	224,231	(0.4)		223,307	223,695	(0.2)
Other intangible assets excluding MSRs	60	556	(89.2)		184	679	(72.9)
Total assets	29,107,764	31,812,722	(8.5)		32,048,707	30,913,673	3.7
Consumer and commercial deposits	6,614,649	6,308,541	4.9		7,056,760	6,383,093	10.6

Performance Ratios

Efficiency ratio	48.29%	64.39%			49.73%	61.13%
Impact of excluding amortization of intangible assets	(0.48)	(0.85)			(0.50)	(0.75)

Tangible efficiency ratio	47.81%	63.54%			49.23%	60.38%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

HOUSEHOLD LENDING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2009	September 30 2008	% Change[3]		September 30 2009	September 30 2008	% Change[3]

Statements of Income

Net interest income[1]	$190,885	$172,660	10.6%		$600,265	$554,221	8.3%
FTE adjustment	-	-	-		-	-	-

Net interest income - FTE	190,885	172,660	10.6		600,265	554,221	8.3
Provision for loan losses[2]	501,176	220,986	NM		1,255,269	621,952	NM

Net interest income after provision for loan losses - FTE	(310,291)	(48,326)	NM		(655,004)	(67,731)	NM

Noninterest income before securities gains/(losses)	95,049	144,783	(34.4)		761,494	416,912	82.7
Securities gains/(losses), net	(2,407)	(5,332)	(54.9)		(28,458)	(11,560)	NM

Total noninterest income	92,642	139,451	(33.6)		733,036	405,352	80.8

Noninterest expense before amortization/impairment of goodwill/intangible assets	310,420	420,524	(26.2)		1,017,930	976,825	4.2
Amortization/impairment of goodwill/intangible assets	379	163	NM		453,051	1,490	NM

Total noninterest expense	310,799	420,687	(26.1)		1,470,981	978,315	50.4

Loss before benefit for income taxes	(528,448)	(329,562)	60.3		(1,392,949)	(640,694)	NM
Less: benefit for income taxes	(201,833)	(127,830)	57.9		(375,464)	(254,503)	47.5
FTE adjustment	-	-	-		-	-	-

Net loss including income attributable to noncontrolling interest	(326,615)	(201,732)	61.9		(1,017,485)	(386,191)	NM
Less: net income attributable to noncontrolling interest	441	374	17.9		2,617	1,295	NM

Net loss	($327,056)	($202,106)	61.8		($1,020,102)	($387,486)	NM

Total revenue - FTE	$283,527	$312,111	(9.2)		$1,333,301	$959,573	38.9

Selected Average Balances

Total loans	$42,490,681	$44,467,000	(4.4	) %	$42,957,463	$44,914,544	(4.4	) %
Goodwill	-	277,199	(100.0)		93,393	276,791	(66.3)
Other intangible assets excluding MSRs	8,555	382	NM		8,951	741	NM
Total assets	50,736,311	55,334,618	(8.3)		51,878,735	56,724,416	(8.5)
Consumer and commercial deposits	3,253,569	2,337,813	39.2		3,291,885	2,307,752	42.6

Performance Ratios

Efficiency ratio	109.62%	134.79%			110.33%	101.95%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.17)	(1.45)			(34.19)	(1.15)

Tangible efficiency ratio	109.45%	133.34%			76.14%	100.80%

Other Information

Production Data
Channel mix
Retail	$5,781,415	$3,777,757	53.0%		$20,300,706	$13,888,030	46.2%
Wholesale	2,681,935	2,581,750	3.9		10,541,033	10,013,155	5.3
Correspondent	3,087,552	1,775,523	73.9		10,872,083	5,302,678	NM

Total production	$11,550,902	$8,135,030	42.0		$41,713,822	$29,203,863	42.8

Channel mix - percent
Retail	50%	46%			49%	48%
Wholesale	23	32			25	34
Correspondent	27	22			26	18

Total production	100%	100%			100%	100%

Purchase and refinance mix
Refinance	$6,915,511	$2,514,269	NM		$30,365,749	$13,293,122	NM
Purchase	4,635,391	5,620,761	(17.5)		11,348,073	15,910,741	(28.7)

Total production	$11,550,902	$8,135,030	42.0		$41,713,822	$29,203,863	42.8

Purchase and refinance mix - percent
Refinance	60%	31%			73%	46%
Purchase	40	69			27	54

Total production	100%	100%			100%	100%

Applications	$13,356,169	$14,429,165	(7.4)		$62,504,748	$51,773,177	20.7

Mortgage Servicing Data (End of Period)
Total loans serviced	$177,557,012	$159,269,209	11.5%
Total loans serviced for others	145,179,846	127,027,392	14.3
Net carrying value of MSRs	1,422,716	1,150,013	23.7
Ratio of net carrying value of MSRs to total loans serviced for others	0.980%	0.905%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2009	September 30 2008	% Change[3]		September 30 2009	September 30 2008	% Change[3]

Statements of Income

Net interest income[1]	$79,073	$82,800	(4.5	) %	$222,894	$241,500	(7.7	) %
FTE adjustment	4	7	(42.9)		14	25	(44.0)

Net interest income - FTE	79,077	82,807	(4.5)		222,908	241,525	(7.7)
Provision for loan losses[2]	39,165	9,160	NM		61,420	16,822	NM

Net interest income after provision for loan losses - FTE	39,912	73,647	(45.8)		161,488	224,703	(28.1)

Noninterest income before securities gains/(losses)	185,872	161,633	15.0		543,619	761,084	(28.6)
Securities gains/(losses), net	(364)	(88)	NM		(240)	(116)	NM

Total noninterest income	185,508	161,545	14.8		543,379	760,968	(28.6)

Noninterest expense before amortization/impairment of intangible assets	203,251	227,924	(10.8)		630,263	700,834	(10.1)
Amortization/impairment of intangible assets	2,951	3,592	(17.8)		9,411	58,106	(83.8)

Total noninterest expense	206,202	231,516	(10.9)		639,674	758,940	(15.7)

Income before provision for income taxes	19,218	3,676	NM		65,193	226,731	(71.2)
Less: provision for income taxes	7,345	1,736	NM		24,954	82,191	(69.6)
FTE adjustment	4	7	(42.9)		14	25	(44.0)

Net income including income attributable to noncontrolling interest	11,869	1,933	NM		40,225	144,515	(72.2)
Less: net income attributable to noncontrolling interest	-	167	(100.0)		-	849	(100.0)

Net income	$11,869	$1,766	NM		$40,225	$143,666	(72.0)

Total revenue - FTE	$264,585	$244,352	8.3		$766,287	$1,002,493	(23.6)

Selected Average Balances

Total loans	$8,188,216	$8,257,310	(0.8	) %	$8,229,785	$8,117,945	1.4%
Goodwill	352,272	323,462	8.9		346,862	328,526	5.6
Other intangible assets excluding MSRs	57,819	68,955	(16.1)		60,664	105,007	(42.2)
Total assets	8,987,310	9,055,524	(0.8)		9,001,952	8,971,703	0.3
Consumer and commercial deposits	11,308,478	9,550,431	18.4		10,808,656	9,637,801	12.1

Performance Ratios

Efficiency ratio	77.93%	94.75%			83.48%	75.71%
Impact of excluding amortization/impairment of intangible assets	(2.51)	(3.20)			(2.76)	(6.82)

Tangible efficiency ratio	75.42%	91.55%			80.72%	68.89%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$114,326,130	$129,455,527	(11.7	) %
Non-managed assets	46,603,904	51,925,170	(10.2)

Total assets under administration	160,930,034	181,380,697	(11.3)

Brokerage assets	30,813,365	35,861,251	(14.1)
Corporate trust assets	8,159,866	4,326,013	88.6

Total assets under advisement	$199,903,265	$221,567,961	(9.8)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands) (Unaudited)

	Three Months Ended						Nine Months Ended
	September 30 2009		September 30 2008		% Change[2]		September 30 2009	September 30 2008	% Change[2]

Statements of Income

Net interest income	$192,422		$190,404		1.1%		$497,011	$559,419	(11.2	) %
FTE adjustment	3,421		4,332		(21.0)		10,752	13,961	(23.0)

Net interest income - FTE	195,843		194,736		0.6		507,763	573,380	(11.4)
Provision for loan losses[1]	128,268		111,666		14.9		674,194	498,696	35.2

Net interest income after provision for loan losses - FTE	67,575		83,070		(18.7)		(166,431)	74,684	NM

Noninterest income before securities gains/(losses)	(93,867)		306,623		NM		61,625	414,074	(85.1)
Securities gains/(losses), net	49,455		178,686		(72.3)		53,879	674,143	(92.0)

Total noninterest income	(44,412)		485,309		NM		115,504	1,088,217	(89.4)

Noninterest expense before amortization of intangible assets	(21,128)		176,561		NM		45,535	147,636	(69.2)
Amortization of intangible assets	101		103		(1.9)		305	309	(1.3)

Total noninterest expense	(21,027)		176,664		NM		45,840	147,945	(69.0)

Income/(loss) before provision/(benefit) for income taxes	44,190		391,715		(88.7)		(96,767)	1,014,956	NM
Less: provision/(benefit) for income taxes	(44,554)		25,687		NM		(98,196)	206,949	NM
FTE adjustment	3,421		4,332		(21.0)		10,752	13,961	(23.0)

Net income/(loss) including income attributable to noncontrolling interest	85,323		361,696		(76.4)		(9,323)	794,046	NM
Less: net income attributable to noncontrolling interest	2,289		2,250		1.7		6,868	6,748	1.8

Net income/(loss)	$83,034		$359,446		(76.9)		($16,191)	$787,298	NM

Total revenue - FTE	$151,431		$680,045		(77.7)		$623,267	$1,661,597	(62.5)

Selected Average Balances

Total loans	$286,205		$265,963		7.6%		$182,903	$271,068	(32.5	) %
Securities available for sale	22,161,242		13,427,374		65.0		20,016,644	14,207,584	40.9
Goodwill	-		4,742		(100.0)		-	37,303	(100.0)
Other intangible assets excluding MSRs	3,866		4,278		(9.6)		3,967	4,381	(9.5)
Total assets	27,539,447		18,804,543		46.5		25,699,006	20,533,161	25.2
Consumer and commercial deposits	678,892		686,608		(1.1	) %	642,492	662,237	(3.0)

Other Information

Duration of investment portfolio	2.5%		4.8%

Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	2.3%		0.8%
Instantaneous 100 bp decrease in rates over next 12 months	(0.6	) %	(1.1	) %

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	1.8%		(0.4	) %
Instantaneous 100 bp decrease in rates over next 12 months	(0.3	) %	0.1%

[1]	Provision for loan losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2009	September 30 2008	% Change[1]		September 30 2009	September 30 2008	% Change[1]

Statements of Income

Net interest income	$1,137,458	$1,146,213	(0.8	) %	$3,289,213	$3,442,796	(4.5	) %
FTE adjustment	30,716	29,466	4.2		93,003	85,697	8.5

Net interest income - FTE	1,168,174	1,175,679	(0.6)		3,382,216	3,528,493	(4.1)
Provision for loan losses	1,133,929	503,672	NM		3,090,208	1,511,721	NM

Net interest income after provision for loan losses - FTE	34,245	672,007	(94.9)		292,008	2,016,772	(85.5)

Noninterest income before securities gains/(losses)	728,359	1,112,176	(34.5)		2,942,794	3,093,487	(4.9)
Securities gains/(losses), net	46,692	173,046	(73.0)		25,170	662,247	(96.2)

Total noninterest income	775,051	1,285,222	(39.7)		2,967,964	3,755,734	(21.0)

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,415,106	1,646,744	(14.1)		4,314,130	4,188,869	3.0
Amortization/impairment of goodwill/intangible assets	13,741	18,551	(25.9)		794,712	104,001	NM

Total noninterest expense	1,428,847	1,665,295	(14.2)		5,108,842	4,292,870	19.0

Income/(loss) before provision/(benefit) for income taxes	(619,551)	291,934	NM		(1,848,870)	1,479,636	NM
Less: provision/(benefit) for income taxes	(336,056)	(52,767)	NM		(635,790)	241,685	NM
FTE adjustment	30,716	29,466	4.2		93,003	85,697	8.5

Net income/(loss) including income attributable to noncontrolling interest	(314,211)	315,235	NM		(1,306,083)	1,152,254	NM
Less: net income attributable to noncontrolling interest	2,730	2,791	(2.2)		9,485	8,893	6.7

Net income/(loss)	($316,941)	$312,444	NM		($1,315,568)	$1,143,361	NM

Total revenue - FTE	$1,943,225	$2,460,901	(21.0)		$6,350,180	$7,284,227	(12.8)

Selected Average Balances

Total loans	$119,796,212	$125,641,977	(4.7	) %	$123,064,105	$124,702,397	(1.3	) %
Goodwill	6,314,382	7,049,663	(10.4)		6,556,533	6,997,930	(6.3)
Other intangible assets excluding MSRs	188,188	240,636	(21.8)		202,189	275,356	(26.6)
Total assets	172,463,221	173,888,490	(0.8)		175,914,853	175,445,683	0.3
Consumer and commercial deposits	114,486,433	100,199,841	14.3		111,868,508	101,028,680	10.7

Performance Ratios

Efficiency ratio	73.53%	67.67%			80.45%	58.93%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.71)	(0.75)			(12.51)	(1.42)

Tangible efficiency ratio	72.82%	66.92%			67.94%	57.51%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.